                                                                  EXHIBIT 10.5




                           REVOLVING CREDIT AGREEMENT


                            dated as of May 18, 1999


                                      among


                           MINIMED INC., as Borrower,


                   THE REVOLVING CREDIT LENDERS PARTIES HERETO


                                       and


                             ING (U.S.) CAPITAL LLC,
                                    as Agent



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              Section                                                                  Page
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                                TABLE OF CONTENTS


ARTICLE I DEFINED TERMS                                                                  1
               Section 1.02.  Computations                                               1
               Section 1.03.  Interpretation                                             1

ARTICLE II REVOLVING CREDIT FACILITIES                                                   2
               Section 2.01.  The Commitments                                            2
               Section 2.02.  Types and Amount of Revolving Credit Advances              2
               Section 2.03.  Manner of Borrowing                                        2
               Section 2.04.  Repayment of Principal                                     3
               Section 2.05.  Payment of Interest                                        3
               Section 2.06.  Optional Prepayment                                        4
               Section 2.07.  Funding Indemnities                                        4
               Section 2.08.  Revolving Notes                                            5

ARTICLE III CHANGE IN CIRCUMSTANCES                                                      5
               Section 3.01.  Increased Costs                                            5
               Section 3.02.  Illegality                                                 7
               Section 3.03.  Unavailability of LIBOR Advances                           8

ARTICLE IV FEES; PAYMENTS; REDUCTION ANDINCREASE OF COMMITMENTS                          9
               Section 4.01.  Fees                                                       9
               Section 4.02.  Manner of Payments                                         9
               Section 4.03.  Extension of Payments                                     10
               Section 4.04.  Computation of Interest and Fees                          10
               Section 4.05.  Reduction, Increase and Termination of the Commitments    10
               Section 4.06.  Intentionally Omitted.                                    11

ARTICLE V CONDITIONS PRECEDENT                                                          11
               Section 5.01.  Initial Conditions                                        11
               Section 5.02.  Conditions to each Credit Event                           13

ARTICLE VI REPRESENTATIONS AND WARRANTIES                                               14
               Section 6.01.  Corporate Existence                                       14
               Section 6.02.  Corporate Power; Authorization; Enforceable Obligations   14
               Section 6.03.  No Legal Bar                                              14
               Section 6.04.  Litigation                                                14
               Section 6.05.  ERISA                                                     15
               Section 6.06.  Subsidiary Guarantors                                     15
               Section 6.07.  Taxes                                                     15
               Section 6.08.  Financial Statements                                      16
               Section 6.09.  Compliance with Laws                                      16
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              Section                                                                  Page
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               Section 6.10.  No Default                                                16
               Section 6.11.  Labor Controversies                                       16
               Section 6.12.  Ownership of Properties; Collateral                       16
               Section 6.13.  Intellectual Property                                     17
               Section 6.14.  Accuracy of Information                                   17
               Section 6.15.  Insurance                                                 17
               Section 6.16.  Condition of Property                                     17
               Section 6.17.  Trade Relations                                           17
               Section 6.18.  Indebtedness                                              18
               Section 6.19.  Consents                                                  18
               Section 6.20.  No Burdensome Agreement                                   18
               Section 6.21.  Year 2000 Compliance                                      18

ARTICLE VII AFFIRMATIVE COVENANTS                                                       18
               Section 7.01.  Compliance with Laws                                      18
               Section 7.02.  Payment of Taxes                                          18
               Section 7.03.  Maintenance of Insurance                                  18
               Section 7.04.  Preservation of Corporate Existence, Etc                  19
               Section 7.05.  Delivery of Financial Statements, Compliance Certificate
                              and Reporting Requirements                                19
               Section 7.06.  Keeping of Books and Records                              21
               Section 7.07.  Visitation Rights                                         21
               Section 7.08.  Foreign Qualification                                     22
               Section 7.09.  Maintenance of Properties, Etc                            22
               Section 7.10.  Maintenance of Licenses and Permits                       22
               Section 7.11.  Real Estate                                               22
               Section 7.12.  Employee Plans                                            22

ARTICLE VIII NEGATIVE COVENANTS                                                         23
               Section 8.01.  Business Activities                                       23
               Section 8.02.  Limitation on Indebtedness                                23
               Section 8.03.  Liens, Etc                                                24
               Section 8.04.  Capital Expenditures                                      25
               Section 8.05.  Investments                                               25
               Section 8.06.  Restricted Payments                                       26
               Section 8.07.  Limitation on Restrictions on Subsidiary Dividends        26
               Section 8.08.  Take or Pay Contracts; Sale/Leasebacks                    27
               Section 8.09.  Change of Control                                         27
               Section 8.10.  Mergers, Etc                                              27
               Section 8.11.  Compliance with ERISA                                     28
               Section 8.12.  Subsidiaries                                              29
               Section 8.13.  Asset Dispositions, etc.                                  29
               Section 8.14.  Modification of Organic Documents, etc.                   29
               Section 8.15.  Transactions with Affiliates                              29
               Section 8.16.  Inconsistent Agreements                                   30

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              Section                                                                  Page
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               Section 8.17.   Change in Accounting Method                              30
               Section 8.18.   Change in Fiscal Year End                                30
               Section 8.19.   Amendments to Certain Agreements                         30
               Section 8.20.   Financial Condition                                      30

ARTICLE IX EVENTS OF DEFAULT                                                            34
               Section 9.01.   Events of Default                                        34
               Section 9.02.   Default Remedies                                         36
               Section 9.03.   Set-off                                                  36
               Section 9.04.   Funding Indemnities                                      37
               Section 9.05.   Default Interest                                         37

ARTICLE X THE AGENT                                                                     37
               Section 10.01.  Appointment and Authorization.                           37
               Section 10.02.  Same Rights as a Revolving Credit Lender                 37
               Section 10.03.  Actions by the Agent                                     37
               Section 10.04.  Consultation with Experts                                38
               Section 10.05.  Liability                                                38
               Section 10.06.  Indemnification                                          38
               Section 10.07.  Credit Decision                                          39
               Section 10.08.  Successor Agents; Removal                                39
               Section 10.09.  Sharing by Revolving Credit Lenders                      39

ARTICLE XI GENERAL PROVISIONS                                                           40
               Section 11.01.  Assignment                                               40
               Section 11.02.  Amendments and Waivers                                   42
               Section 11.03.  Notices                                                  42
               Section 11.04   Cumulative Rights; No Waiver                             44
               Section 11.05   Counterparts                                             44
               Section 11.06   Severability                                             44
               Section 11.07   Headings                                                 44
               Section 11.08.  Termination by Borrower                                  44
               Section 11.09.  Several Obligations; Remedies Independent                44
               Section 11.11.  Tax Forms                                                46
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              Section                                                                  Page
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
                                    EXHIBITS

A        Form of Revolving Credit Note
B        Form of Notice of Borrowing
C        Form of Notice of Continuation/Conversion
D        Form of Revolving Credit Lender Assignment
Schedule 6.05  - ERISA
Schedule 6.12  - Ownership of Properties; Collateral
Schedule 6.13  - Intellectual Property
Schedule 6.15  - Insurance
Schedule 6.18  - Indebtedness
Schedule 6.19  - Consents
Schedule 8.04  - Investments


                           REVOLVING CREDIT AGREEMENT


     REVOLVING CREDIT AGREEMENT, dated as of May 18, 1999, by and among MINIMED INC., a Delaware corporation (the "Borrower"), the Revolving Credit Lenders now or hereafter parties hereto (as more fully defined below, the "Revolving Credit Lenders"), and ING (U.S.) CAPITAL LLC, as the agent for the Revolving Credit Lenders (in such capacity, the "Agent").


                              W I T N E S S E T H :

     WHEREAS, the Borrower has requested that the Revolving Credit Lenders establish a $15,000,000 revolving credit facility in favor of the Borrower; and

     WHEREAS, the Revolving Credit Lenders are willing to establish the requested revolving credit facility in favor of the Borrower on the terms and subject to the conditions contained herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                  DEFINED TERMS

     Section 1.01. Definitions Incorporated by Reference. For purposes of this Agreement (including, without limitation, the "WHEREAS" clauses set forth above), capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in Appendix A to the Participation Agreement. Unless otherwise indicated, references in this Agreement to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Agreement.

     Section 1.02. Computations. In the computation of interest and fees payable from a specified date to a later specified date, unless otherwise indicated, the word "from" means "from and including" and the words "to" and "until" both mean "to but not including".

     Section 1.03. Interpretation. The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Agreement.

     Section 1.04. Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

     Section 1.05. Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

     Section 1.06. Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.


                                   ARTICLE II

                           REVOLVING CREDIT FACILITIES

     Section 2.01. The Commitments. On the terms and subject to the conditions of this Agreement, each Revolving Credit Lender, for itself alone and not jointly with any other Revolving Credit Lender, shall make Revolving Credit Advances from time to time, from and after the Effective Date until the Final Date, in an aggregate principal amount not to exceed the amount of its Commitment. The Borrower shall be entitled to repay and reborrow under the terms of this Agreement without premium or penalty (other than those amounts set forth in Section 2.07 below), provided that (i) the sum of the aggregate principal amount of all Outstanding Revolving Credit Advances immediately after the making of each Revolving Credit Advance and giving effect to the application of the proceeds thereof will not exceed the then applicable Total Revolving Credit Commitment and (ii) the Borrower may neither borrow nor reborrow should there exist a Potential Default or an Event of Default.

     Section 2.02. Types and Amount of Revolving Credit Advances. Each Borrowing shall consist of the same type of Revolving Credit Advances which shall, at the option of the Borrower, be made or continued as part of one or more Borrowings that shall consist entirely of Base Rate Advances or LIBOR Advances, as specified by the Borrower in the Notice of Borrowing requesting such Borrowing. Each Borrowing shall be in the minimum amount of not less than (a) $500,000 for a Borrowing comprised of LIBOR Advances, and (b) $250,000 for a Borrowing comprised of Base Rate Advances.

     Section 2.03. Manner of Borrowing.

     (a) Notice. The Borrower shall give the Agent a duly completed Notice of Borrowing (i) for each Borrowing consisting of Base Rate Advances, not later than 4:00 P.M. (New York time) one Business Day before the date of such Borrowing, and (ii) for each Borrowing consisting of LIBOR Advances, not later than 11:00 A.M. (New York time) three Business Days before the date of such Borrowing (each a "Date of Borrowing"). Each such Notice of Borrowing shall be in the form of Exhibit B hereto and shall specify: (i) the type of such Revolving Credit Advances comprising such Borrowing; (ii) the amount of such Borrowing; and (iii) the date of such Borrowing, which shall be a

Business Day prior to the Final Date. Each Borrowing shall be made ratably from the Revolving Credit Lenders in proportion to each Revolving Credit Lender's Commitment Percentage. Upon receipt by the Agent of a Notice of Borrowing as aforesaid, the Agent shall promptly advise each Revolving Credit Lender thereof by telephone, telex or telecopier (which notice, if by telephone, shall be promptly confirmed in writing). Each Revolving Credit Lender shall make the Revolving Credit Advance to be made by it hereunder by transferring the proceeds thereof in Dollars to the Agent not later than 2:00 P.M. (New York time) on the relevant Date of Borrowing; provided, however, that the failure of any Revolving Credit Lender to make any Revolving Credit Advance to be made by it on the Date of Borrowing shall not relieve any other Revolving Credit Lender of its obligation to make its Revolving Credit Advance on such date, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make an Revolving Credit Advance. Not later than 11:00 A.M. (New York time) on the day which is three Business Days prior to the end of the LIBOR Period on each Borrowing of LIBOR Advances, the Borrower shall give the Agent a duly completed Notice of Continuation/Conversion in the form of Exhibit C hereto to continue such Borrowing as a Borrowing of LIBOR Advances for an additional LIBOR Period or to convert such Borrowing of LIBOR Advances into a Borrowing of Base Rate Advances; provided, however, that if the Borrower fails to so notify the Agent such Borrowing of Revolving Credit Advances shall on the last day of such LIBOR Period be continued as a Borrowing of LIBOR Advances for an additional LIBOR Period. Not later than 11:00 A.M. (New York City time) on the day which is three Business Days prior thereto, the Borrower may give the Agent a duly completed Notice of Continuation/Conversion in the form of Exhibit C hereto to convert any Borrowing of Advances that are Base Rate Advances to a Borrowing of LIBOR Advances, subject in each case to the provisions of Section
2.02. The Borrower shall not be permitted to select LIBOR Periods to be in effect at any one time which have expiration dates occurring on more than three
(3) different dates.

     (b) Disbursement of Revolving Credit Advances. Subject to the conditions of this Agreement, the Agent shall make the amounts received from the Revolving Credit Lenders pursuant to Section 2.03(a) hereof available to the Borrower by transferring the amount thereof on the Date of Borrowing to MiniMed, Inc., General Account, City National Bank, 400 North Roxbury Drive, 3rd Floor, Beverly Hills, California 90210, A/C #001-979388, ABA #122016066, or as otherwise instructed by the Borrower.

     Section 2.04. Repayment of Principal.

     (a) Payment on Final Date. To the extent any Revolving Credit Advance has not been fully repaid by prepayment before the Final Date, the Borrower shall repay the principal amount of each Revolving Credit Advance on the Final Date.

     (b) Mandatory Payment upon Change of Control. To the extent any Revolving Credit Advance has not been fully repaid by prepayment prior thereto, the Borrower shall repay the principal amount of each Revolving Credit Advance upon the occurrence of a Change of Control.

     Section 2.05. Payment of Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance to the date on which such Revolving Credit Advance is paid in full at the applicable rate provided in this Section 2.05. Accrued interest on each Revolving Credit Advance shall be payable (i) in the case of a LIBOR Advance, on the last day of the applicable LIBOR Period (and, if such LIBOR Period is longer than three (3) months, also on the numerically corresponding day of the third calendar month after the commencement of such LIBOR Period), (ii) in the case of a Base Rate Advance, on the last Business Day of each calendar quarter and on the Final Date, commencing with the last Business Day of the calendar quarter in which the Effective Date shall occur, and (iii) in the case of a LIBOR Advance or Base Rate Advance, on any day on which such Advance is repaid or prepaid on the amount so repaid or prepaid.

     (a) Base Rate Advances. Each Base Rate Advance shall bear interest at a fluctuating rate equal to (i) the Base Rate in effect from time to time plus
(ii) the Applicable Margin in effect from time to time for Base Rate Advances.

     (b) LIBOR Advances. Each LIBOR Advance shall bear interest at a rate equal to the sum of (i) LIBOR for such Revolving Credit Advance plus (ii) the Applicable Margin in effect from time to time for LIBOR Advances.

The Agent shall promptly notify the Borrower and the Revolving Credit Lenders of its determination of the interest rate applicable to each LIBOR Advance, which determination shall be conclusive, absent manifest error. Upon the request of the Borrower, the Agent shall advise the Borrower of the Base Rate from time to time in effect.

     Section 2.06. Optional Prepayment. The Borrower may, upon not less than two
(2) days' irrevocable prior notice to the Agent, prepay any Revolving Credit Advances in whole or in part at any time without premium or penalty (other than the amounts payable under Section 2.07 below), provided that (a) any partial prepayment must be in a minimum principal amount of $250,000 or any greater amount which is an integral multiple of $50,000, (b) each prepayment must be accompanied by the payment of accrued interest on the amount prepaid to the date of prepayment, (c) each prepayment shall be made to Agent, who shall be responsible for distributing all amounts received from Borrower to each Revolving Credit Lender ratably in accordance with its Commitment Percentage actually funded and (d) each prepayment of a Borrowing comprised of LIBOR Advances must be accompanied by the payment of any additional amount owing under
Section 2.07 hereof. In addition, the Borrower shall have the obligation to prepay LIBOR Advances as required by Section 3.02 hereof.

     Section 2.07. Funding Indemnities. The Borrower will indemnify and hold harmless each Revolving Credit Lender against, and on demand reimburse each Revolving

Credit Lender for, any loss, premium, penalty or expense which such Revolving Credit Lender may pay or incur (including, without limitation, any loss or expense incurred by reason of the, depositing or other employment of funds acquired by such Revolving Credit Lender to fund a LIBOR Advance) as a result of (i) any prepayment, repayment or conversion of a LIBOR Advance on a date prior to the last day of the LIBOR Period applicable thereto, (ii) any failure by the Borrower to borrow any Revolving Credit Advance on a date specified therefor in a Notice of Borrowing pursuant to Section 2.03 hereof, except to the extent such failure results from a default by such Revolving Credit Lender in making the requisite funds available to the Borrower hereunder or (iii) any failure by the Borrower to prepay any Revolving Credit Advance on the date specified therefor in a notice of prepayment pursuant to Section 2.06 hereof. Each Revolving Credit Lender shall furnish the Borrower with a certificate setting forth the basis for determining any additional amount to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof.

     Section 2.08. Revolving Notes. The Revolving Credit Advances by each Revolving Credit Lender shall be evidenced by a Revolving Credit Note payable to the order of such Revolving Credit Lender. The amount and type of each Revolving Credit Advance, the LIBOR Period applicable thereto and each repayment or prepayment of principal shall be endorsed by each Revolving Credit Lender on the schedule annexed to and constituting a part of such Revolving Credit Lender's Revolving Credit Note, provided that the failure to make or any error in making any such endorsement on such schedule shall not limit, extinguish or in any way modify the obligation of the Borrower to repay such Revolving Credit Advance. Such endorsements shall be prima facie evidence of the aggregate unpaid principal amount of all Revolving Credit Advances made by each Revolving Credit Lender. Upon any increase in the Commitment of any Revolving Credit Lender pursuant to Section 4.05(b) hereof, the Borrower will immediately deliver to such Revolving Credit Lender a new Revolving Credit Note, having a maximum principal amount equal to the amount of the Commitment as so increased, in exchange for its Revolving Credit Note outstanding prior to such increase.


                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

     Section 3.01. Increased Costs.

     (a) If, after the date of this Agreement, (i) the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority or (ii) compliance by any Revolving Credit Lender with any request, guideline, policy or directive of any governmental authority (whether or not having the force of law) shall:

                    (A) subject any Revolving Credit Lender to any tax, duty or other charge or shall change the basis of taxation of payments to any Revolving Credit Lender of any amount due under this Agreement or any Revolving Credit Note (except for changes in the taxes on the overall net income of any Revolving Credit Lender, including, without limitation, taxes based on capital gains and minimum taxes);


                    (B) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or liabilities of, deposits with or for the account of, or commitments issued by, any Revolving Credit Lender (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System); or


                    (C) impose on any Revolving Credit Lender any other
               condition affecting any Commitment, any Revolving Credit Advance or any Revolving Credit Note;

and the result of any of the foregoing is to increase the cost to any Revolving Credit Lender of making or maintaining its Commitment or any Revolving Credit Advance, or to reduce the amount of any sum received or receivable by any Revolving Credit Lender under this Agreement or under any Revolving Credit Note, then the Borrower shall from time to time pay to any such Revolving Credit Lender within five Business Days of its demand therefor such additional amount or amounts as will compensate it for such increased cost or reduction.

     (b) If any Revolving Credit Lender shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, or compliance by any Revolving Credit Lender (or, without duplication, the bank holding company of which such Revolving Credit Lender is a Subsidiary) with any request, guideline, policy or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, has or would have the effect of reducing the rate of return on such Revolving Credit Lender's or such bank holding company's capital as a consequence of the Revolving Credit Advances or its obligations hereunder to a level below that which such Revolving Credit Lender or such bank holding company could have achieved but for such adoption, change or compliance (taking into consideration such Revolving Credit Lender's or such bank holding company's policies with respect to capital adequacy), then the Borrower shall from time to time pay to such Revolving Credit Lender within five Business Days of its demand therefor such additional amount or amounts as will compensate such Revolving Credit Lender or such bank holding company for such reduction.

     (c) Each Revolving Credit Lender will promptly give the Borrower notice (a copy of which shall be sent to the Agent and the other Revolving Credit Lenders) of the occurrence of any event of which the Revolving Credit Lender has knowledge which will entitle it to compensation pursuant to this Section 3.01, and will designate a different Lending Office if, in the sole and absolute opinion of such Revolving Credit Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to it, provided that the failure of such Revolving Credit Lender so to notify timely the Borrower will not discharge the Borrower of its obligations under this Section 3.01. Each Revolving Credit Lender shall furnish the Borrower with a certificate setting forth the basis for determining any additional amount or amounts to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof.

     (d) Each Revolving Credit Lender shall use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to this Section 3.01, including, without limitation, any change in the office of such Revolving Credit Lender at which its obligations related to this Agreement are maintained if such change will avoid the need for, or reduce the amount of such compensation and will not, in the sole judgement of such Revolving Credit Lender, be otherwise disadvantageous to it.

     (e) The Agent shall, at the request of the Borrower, demand that any Revolving Credit Lender which has sent a certificate to the Borrower claiming compensation as described in (a) or (b) above assign in accordance with Section 11.01(a) hereof, to one or more assignees designated by the Borrower and reasonably satisfactory to the Agent, all (but not less than all) of such Revolving Credit Lender's Commitment, Revolving Credit Advances, participations and other rights and obligations hereunder. If any such assignee so designated shall fail to consummate such assignment within 45 days of the demand by the Agent, the Borrower may, at its sole discretion and so long as no Event of Default has occurred and is continuing, prepay to the Agent for the account of the relevant Revolving Credit Lender within ten Business Days after the end of the 45-day period, all of such Revolving Credit Lender's Revolving Credit Advances and all interest accrued thereon together with all other amounts owing to such Revolving Credit Lender under this Agreement and the Related Documents (including, without limitation, under this Section 3.01), whereupon such Revolving Credit Lender's Commitment shall terminate and be canceled and such Revolving Credit Lender shall cease to be a party to this Agreement; provided, however, that the Borrower may not so prepay the amounts owing to such Revolving Credit Lender or terminate and cancel such Revolving Credit Lender's Commitment if, after giving effect thereto, the aggregate principal amount of Outstanding Revolving Credit Advances would exceed the Total Revolving Credit Commitment.
(f) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 3.01 shall survive the termination of this Agreement and of any Revolving Credit Lender's Commitment.

     Section 3.02. Illegality.

     (a) If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority shall, in the good faith opinion of counsel to any Revolving Credit Lender, make it unlawful for such Revolving Credit Lender to make or maintain any LIBOR Advance, then such Revolving Credit Lender may, by notice to the Borrower and the Agent, declare that such LIBOR Advance shall be converted to a Base Rate Advance. Any LIBOR Advance which is so declared by a Revolving Credit Lender to be converted to a Base Rate Advance shall be automatically converted to a Base Rate Advance on the last day of the LIBOR Period applicable thereto unless such Revolving Credit Advance is required by law to be sooner converted, in which case such Revolving Credit Advance shall be converted into a Base Rate Advance on the date required by law. Any such conversion shall, in any case, be made together with accrued and unpaid interest on the LIBOR Advance so converted. Each Revolving Credit Lender will promptly notify the Borrower (a copy of which shall be sent to the Agent and the other Revolving Credit Lenders) of any event of which such Revolving Credit Lender has knowledge which will require a conversion of LIBOR Advances to Base Rate Advances pursuant to this Section 3.02(a) and will designate a different Lending Office if, in the sole and absolute opinion of such Revolving Credit Lender, such designation will avoid the need for such conversion and will not be otherwise disadvantageous to such Revolving Credit Lender. In the event of any such illegality, no such Revolving Credit Lender shall be under any obligation to make additional LIBOR Advances unless such Revolving Credit Lender shall have notified the Borrower and the Agent that such illegality no longer prevents such Revolving Credit Lender from making or maintaining LIBOR Advances. If in the good faith opinion of counsel to any such Revolving Credit Lender (which opinion shall be requested by such Revolving Credit Lender at the expense of Borrower, following the reasonable request by Borrower therefor), any such illegality shall no longer impede the making or maintenance of LIBOR Advances by such Revolving Credit Lender, then provided no Event of Default shall have occurred and be continuing, such Revolving Credit Lender shall notify the Borrower and the Agent that LIBOR Advances are again available from such Revolving Credit Lender.

     (b) If the Borrower is required under Section 3.02(a) above to convert any LIBOR Advance on the last day of the LIBOR Period applicable thereto or to convert any LIBOR Advance prior to the last day of the LIBOR Period applicable thereto, then such Base Rate Advance shall be considered to be part of the same Borrowing as the LIBOR Advance that was so converted, and the Borrower shall repay the principal of and interest on such Base Rate Advance at the same time or times as required for the other LIBOR Advances comprising such Borrowing.

     Section 3.03. Unavailability of LIBOR Advances. If, with respect to any Borrowing consisting of LIBOR Advances requested by the Borrower, the Agent or the Majority Revolving Credit Lenders shall have determined in good faith (which determination shall, save for manifest error, be conclusive and binding upon the Borrower) that (a) deposits of sufficient amount and maturity for funding such Borrowing are not available to the Revolving Credit Lenders in the relevant market in the ordinary course of business or (b) by reason of circumstances affecting the relevant market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to such Borrowing, then (i) the Agent or the Majority Revolving Credit Lenders, as the case may be, shall promptly give notice thereof to the Borrower, (ii) the notice requesting such Borrowing shall, unless the Borrower otherwise notifies the Agent, automatically be amended to request Base Rate Advances instead of LIBOR Advances, and (iii) no Revolving Credit Lender shall be under any obligation to make additional LIBOR Advances to the Borrower, unless and until the Agent shall have notified the Borrower that such LIBOR Advances are again available hereunder.

     Section 3.04. Replacement of Revolving Credit Lender. If (i) as a result of the requirements of Section 3.01 hereof or Section 13.2 of the Participation Agreement the Borrower shall be required to pay any Revolving Credit Lender any additional costs or taxes referred to herein or therein, which costs or taxes are not imposed by the other Revolving Credit Lenders, and the Borrower deems such additional amounts to be material, or (ii) any Revolving Credit Lender shall fail to make available to the Agent such Revolving Credit Lender's ratable portion of any Borrowing, then, in each such case, the Borrower shall be entitled to designate a replacement to such Revolving Credit Lender reasonably acceptable to the Agent, and such Revolving Credit Lender shall execute and deliver to such replacement Revolving Credit Lender an assignment agreement between such Revolving Credit Lender and such replacement Revolving Credit Lender substantially in the form of Exhibit D hereto with respect to such Revolving Credit Lenders' entire interest under this Agreement and such Revolving Credit Lender's Notes and the other Related Documents, and upon the execution by such replacement Revolving Credit Lender of such assignment agreement in compliance with the requirements of Section 11.01 hereof, such replacement Revolving Credit Lender shall succeed to all of such Revolving Credit Lender's rights and duties under this Agreement and the other Related Documents. If the Borrower exercises its election under this Section 3.04 to replace a Revolving Credit Lender, the Borrower shall pay the assignment fee payable to the Agent under Section 11.01 hereof.

     Section 3.05. Notice of Certain Obligations; Survival. Notwithstanding anything in this Agreement to the contrary, to the extent that notice is given by any Revolving Credit Lender to the Borrower of any obligation owing to such Revolving Credit Lender under Section 3.01 hereof or Section 13.2 of the Participation Agreement, more than one (1) year after the occurrence of the event giving rise to such obligation, such Revolving Credit Lender shall not be entitled to compensation under Section 3.01 hereof or Section 13.2 of the Participation Agreement, as the case may be, for any such amounts incurred or accruing prior to one (1) year prior to the giving of such notice to the Borrower. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in
Section 3.01 hereof and Section 13.2 of the Participation Agreement, subject to the limitations set forth above in this Section 3.05, shall survive the payment in full of principal, interest and other amounts payable hereunder and under the Revolving Credit Notes and the other Related Documents.


                                   ARTICLE IV

                          FEES; PAYMENTS; REDUCTION AND
                             INCREASE OF COMMITMENTS

     Section 4.01. Fees.

     (a) Agent's Fee. The Borrower shall pay to the Agent for its own account the fees set forth in the letter agreement, dated the date hereof, between the Borrower and the Agent (the "Revolving Credit Fee Agreement").

     (b) Unused Fees. The Borrower agrees to pay to the Agent for the account of each Revolving Credit Lender, a nonrefundable fee for the period from the Effective Date to and including the Final Date, equal to such Revolving Credit Lender's Commitment Percentage of 1/2 of 1% (0.50%) per annum on the difference between (A) the aggregate amount of the Commitment of such Revolving Credit Lender and (B) the average daily aggregate Outstanding Revolving Credit Advances of such Revolving Credit Lender. The fee described in this Section 4.01(b) shall be calculated on a daily basis and shall be payable by the Borrower in arrears on the last Business Day of each calendar quarter and on the Final Date, commencing with the last Business Day of the calendar quarter in which the Effective Date shall occur.

     Section 4.02. Manner of Payments. Each payment required to be made by the Borrower under this Agreement or the Revolving Credit Fee Agreement shall be made by transferring the amount thereof in Dollars to the Agent not later than 2:00 P.M. (New York time) on the date on which such payment shall become due. Each such payment shall be made without set-off or counterclaim provided that no payment by the Borrower to the Agent pursuant to this Section 4.02 shall be deemed a waiver of any rights the Borrower may have against any Revolving Credit Lender or the Agent. Subject to Section 11.11 hereof, each such payment shall also be made free and clear of, and without deduction for, any Impositions except as required by law and, in the event that any deduction for any taxes (other than taxes on overall net income and franchise taxes), duties, levies, imposts or other charges shall be so required, the Borrower shall pay such additional amounts as may be necessary so that the net amount of the payment hereunder, after reduction by the amount of such Impositions is equal to the amount that the Borrower was obligated to pay absent the requirement to deduct such Impositions. The Agent shall have the right to determine the order in which amounts paid by the Borrower are applied to the amounts then due and payable hereunder, regardless of any application designated by the Borrower. Any payment received after 2:00 P.M. (New York time) on any Business Day shall be deemed to have been received on the next following Business Day. Each payment received by the Agent for the account of the Revolving Credit

Lenders or any of them shall be promptly distributed by the Agent to the Revolving Credit Lenders in accordance with their entitlements thereto.

     Section 4.03. Extension of Payments. If any payment under this Agreement or the Revolving Credit Fee Agreement shall become due on a day which is not a Business Day, the due date thereof shall be extended to the next following day which is a Business Day, and such extension shall be taken into account in computing the amount of any interest or fees then due and payable hereunder.

     Section 4.04. Computation of Interest and Fees. Interest on LIBOR Advances and all fees payable under this Agreement and the Revolving Credit Fee Agreement shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Interest on Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed.

     Section 4.05. Reduction, Increase and Termination of the Commitments.

     (a) The Borrower may, upon not less than three Business Days' irrevocable prior notice to the Agent, reduce all or any portion of the unused Commitments, provided that (i) any partial reduction of the unused Commitments must be in an amount of $100,000 or any greater amount which is an integral multiple thereof,
(ii) each such reduction of the Commitments shall be applied to the Commitments of the Revolving Credit Lenders pro rata to the respective amounts thereof, and
(iii) no such reduction shall result in the Total Revolving Credit Commitment being less than the aggregate principal amount of Outstanding Revolving Credit Advances. The Agent shall give prompt notice of any such reduction to the Revolving Credit Lenders.

     (b) The Commitments may be increased from time to time to such amount and upon such terms as the Borrower and all of the Revolving Credit Lenders may agree. Such consent may be given or withheld in the sole and absolute discretion of each such party. Nothing contained herein shall be deemed to obligate any party to agree to any increase proposed by any other party. Upon any such increase, the Borrower will deliver a new Revolving Credit Note to each Revolving Credit Lender whose Commitment has increased in exchange for the Revolving Credit Note of such Revolving Credit Lender outstanding prior to such increase.

     (c) The Commitments shall be terminated upon the earlier of (i) the occurrence of a Change of Control, and (ii) the Final Date.

     Section 4.06. Intentionally Omitted.

     Section 4.07. Assumed Payments. Unless the Agent shall have been notified by a Revolving Credit Lender or the Borrower prior to 10:00 A.M. (New York time) on the date on which such Revolving Credit Lender or the Borrower is scheduled to make payment to the Agent of (in the case of a Revolving Credit Lender) the proceeds of an

Revolving Credit Advance to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for the account of one or more of the Revolving Credit Lenders hereunder (such payment being herein called the "Required Payment") that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date, and, if such Revolving Credit Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available. In addition, the party that failed to make the Required Payment shall, on demand, pay interest to the Agent for its own account in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at the Base Rate (in the case of any Required Payment of a Revolving Credit Lender) and the Base Rate plus the Applicable Margin in effect from time to time for Base Rate Advances (in the case of a Required Payment of the Borrower). The obligation to pay interest to the Agent as provided in the immediately preceding sentence shall, in the case of the Borrower, be in addition to any obligation to pay default interest in respect of the Required Payment as provided in Section 9.05 hereof.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

     Section 5.01. Initial Conditions. As a condition precedent to the occurrence of the initial Credit Event hereunder, the Agent and each Revolving Credit Lender shall have received the following items in form and substance satisfactory to it:

     (a) Related Documents. A counterpart of this Agreement and of each of the Related Documents, each duly executed by the Borrower and each of the other respective parties thereto (except that counterpart number 1 of the Master Lease shall be delivered to the Collateral Agent and counterparts of the Revolving Credit Fee Agreement shall be delivered only to the Agent);

     (b) Borrower. (i) A certificate from the Secretary of State of Delaware certifying that the Borrower is in good standing in such state and certificates from the Secretary of State of California and the Secretary of State of Florida certifying that the Borrower is authorized to do business in such states; (ii) a certificate from the Secretary or an Assistant Secretary of the Borrower certifying (A) as to the incumbency and signature of the officer of the Borrower authorized to execute and deliver this Agreement and the Related Documents to which the Borrower is a party and any certificate to be furnished pursuant thereto, (B) that attached thereto are true and complete copies of the charter and by-laws of the Borrower and (C) that attached thereto is a true and complete copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Borrower is a party and the transactions contemplated thereby, together with a certification by another officer of the Borrower as to the incumbency and signature of such Secretary or Assistant Secretary, and (iii) a certificate from an appropriate officer of the Borrower certifying that, to the best knowledge of such officer, the representations and warranties contained herein are Accurate and Complete and that the Borrower is in compliance with each of the covenants set forth in Articles VII and VIII of this Agreement;

     (c) Subsidiary Guarantors. (i) A certificate from the Secretary of State of the state of incorporation of each of the Subsidiary Guarantors certifying that such Subsidiary Guarantor is in good standing in such state and certificates from the Secretary of State of each state in which a Subsidiary Guarantor is required to be in good standing, certifying that such Subsidiary Guarantor is authorized to do business in such state; and (ii) a certificate from the Secretary or an Assistant Secretary of each Subsidiary Guarantor certifying (A) as to the incumbency and signature of the officer of such Subsidiary Guarantor authorized to execute and deliver the Related Documents to which such Subsidiary Guarantor is a party and any certificate to be furnished thereto, (B) that attached thereto are true and complete of the charter and by-laws of such Subsidiary Guarantor and (C) that attached thereto is a true and complete copy of the Resolutions of the Board of Directors of such Subsidiary Guarantor authorizing the execution, delivery and performance of the Related Documents to which such Subsidiary Guarantor is a party and the transactions contemplated thereby, together with a certification by another officer of such Subsidiary Guarantor as to the incumbency and signature of such Secretary or Assistant Secretary;

     (d) Legal Opinions. Legal opinions, in form and substance acceptable to the Agent, addressed to the Collateral Agent, the Agent and the Revolving Credit Lenders from (i) Brobeck Phleger & Harrison LLP, California and New York counsel for the Borrower and each of the Subsidiary Guarantors (ii) Eric Kentor, Esq., General Counsel to the Borrower and its Subsidiaries, and (iii) special Florida counsel to the Collateral Agent, the Agent and the Revolving Credit Lenders;

     (e) Filings. Evidence that (i) all filings necessary to perfect the Collateral Agent's security interest in the Collateral in existence on the date hereof have been made and (ii) the Lien perfected by such filings has priority over any other Liens except as otherwise permitted under Section 8.03 hereof;

     (f) Conditions in Participation Agreement. The conditions set forth in
Section 5.3 of the Participation Agreement shall have been satisfied.

     (g) Supporting Documents. Such other documents, certificates, information, or opinions as the Agent or any Revolving Credit Lender may reasonably request.

     Section 5.02. Conditions to each Credit Event. As a condition precedent to the occurrence of each Credit Event hereunder, including the initial Credit Event, the following conditions shall be satisfied on the date of such Credit
Event:

     (a) Representations of Borrower True. The representations and warranties made by the Borrower under Article VI hereof and in any other Related Document to which the Borrower is a party shall be Accurate and Complete with the same force and effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

     (b) Representations of Lessee True. The representations and warranties made by the Lessee in the Master Lease and in any other Related Document to which the Lessee is a party shall be Accurate and Complete with the same force and effect as though made on and as of such date;

     (c) No Event of Default. No Event of Default shall have occurred and be continuing, or would result from the occurrence of such Credit Event; and

     (d) No Potential Default. No Potential Default shall have occurred and be continuing, or would result from the occurrence of such Credit Event.

     On the date of each Credit Event, the Borrower shall be deemed to have represented that all of the conditions to the occurrence of such Credit Event have been satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Agent and Revolving Credit Lenders that:

     Section 6.01. Corporate Existence. The Borrower (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware,
(ii) has the corporate power, authority and legal right to own or operate its properties or to lease the properties it operates and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where such failure to qualify would not have a Material Adverse Effect.

     Section 6.02. Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power, authority and legal right to make, deliver and perform this Agreement and the Revolving Credit Notes, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Revolving Credit Notes. No consent of any other Person (including, without limitation, stockholders and creditors of the Borrower), and no authorization of, notice to, or other act by any governmental authority, agency or instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the Revolving Credit Notes. This Agreement and the Revolving Credit Notes have been duly executed and delivered on behalf of the Borrower, and this Agreement and the Revolving Credit Notes constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally or by general principles of equity.

     Section 6.03. No Legal Bar. The execution, delivery and performance by the Borrower of this Agreement and the Revolving Credit Notes will not violate any provision of any existing Law or regulation applicable to the Borrower or of any award, order or decree applicable to the Borrower of any court, arbitrator or governmental authority, or of the Certificate of Incorporation or By-Laws of the Borrower, or of any security issued by the Borrower or of any mortgage, indenture, lease, contract or other agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its properties or assets may be bound.

     Section 6.04. Litigation. Except as disclosed in Schedule 6.04, there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any property or rights of the Borrower which questions the enforceability of this Agreement and the Revolving Credit Notes or which as of the date hereof could reasonably be expected to exceed $1,000,000, or after the date hereof could reasonably be expected to have a Material Adverse Effect.

     Section 6.05. ERISA. Except as disclosed on Schedule 6.05:

     (a) neither the Borrower, its Subsidiaries nor any ERISA Affiliate maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

     (b) each Plan maintained by the Borrower or any of its Subsidiaries has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and neither the Borrower nor any of its Subsidiaries is subject to any tax or penalty with respect to any Plan of the Borrower, any of its Subsidiaries or any ERISA Affiliate, including, without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Internal Revenue Code, or any tax or penalty arising from a loss of deduction under Sections 162, 404 or 419 of the Internal Revenue Code;

     (c) neither the Borrower nor any of its Subsidiaries is subject to any liabilities (including withdrawal liabilities) with respect to any Plans of the Borrower, any of its Subsidiaries or any ERISA Affiliate, including, without limitation, any liabilities arising under Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans;

     (d) the Borrower and its Subsidiaries and, with respect to any Plan which is subject to Title IV of ERISA, each ERISA Affiliate have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, and no Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation or warranty is made or deemed to be made; and

     (e) the Borrower and its Subsidiaries are subject to no liabilities with respect to post-retirement medical benefits.

     Section 6.06. Subsidiary Guarantors. The Borrower owns and holds, beneficially and of record all of the issued and outstanding shares of capital stock of each of the Subsidiary Guarantors. All such shares have been validly issued, are fully paid and non-assessable, and are free and clear of any liens or encumbrances.

     Section 6.07. Taxes. The Borrower and each of its Subsidiaries has filed all federal and other income tax returns and reports required by law to have been filed by it and has timely paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     Section 6.08. Financial Statements. The Borrower has furnished to the Agent copies of its Annual Report on Form 10-K for the year ended January 1, 1999 and copies of its Quarterly Report on Form 10-Q for the quarters ended April 3, 1998, July 3, 1998 and October 2, 1998. The financial statements contained in such documents fairly present the financial position, results of operations and consolidated statements of cash flows of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in accordance with GAAP applied on a consistent basis. Since the date of such financial statements, there has been no material adverse change in the financial condition or business of the Borrower and its Subsidiaries which could, when taken as a whole, have a Material Adverse Effect.

     Section 6.09. Compliance with Laws. The Borrower and each of its Subsidiaries is in compliance with all applicable Laws (including, without limitation, all Environmental Requirements and all applicable laws, rules, regulations and orders relating to building and land use), except those the non-compliance with which could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 6.10. No Default. No Event of Default has occurred and no condition exists which, after notice and expiration of any cure period, would constitute, an Event of Default under this Agreement.

     Section 6.11. Labor Controversies. There are no organized labor controversies pending or, to the best knowledge of the Borrower, threatened, relating to the Borrower or any of its Subsidiaries. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries. The Borrower and each of its Subsidiaries is in compliance in all material respects with all collective bargaining agreements to which it is subject.

     Section 6.12. Ownership of Properties; Collateral.

     (a) Each of the Borrower and its Subsidiaries has good title to all of its material properties and assets of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 8.03. All Liens attaching to property or assets of the Borrower or any of its Subsidiaries as of the date hereof are identified in
Schedule 6.12.

     (b) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties (as such term is defined therein), a legal, valid and enforceable security interest in all right, title and interest of the Borrower and each of its Subsidiaries party thereto in the Collateral described therein, and, upon the filing of the Financing Statements, the Security Agreement will create a fully perfected first priority security interest in all right, title and interest of the Borrower and each of its Subsidiaries party thereto in all of the Collateral, subject to no other Liens other than Liens permitted by
Section 8.03.

     Section 6.13. Intellectual Property. Except as disclosed on Schedule 6.13, the Borrower owns, beneficially and of record, or licenses pursuant to valid and binding licenses, all such Intellectual Property, and has obtained assignments of all licenses and other rights, as the Borrower considers necessary for or as are otherwise material to the conduct of the business of the Borrower as now conducted without any infringement upon rights of other Persons.

     Section 6.14. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent and the Revolving Credit Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement, and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading. Neither this Agreement nor any document or statement furnished to the Agent and the Revolving Credit Lenders by or on behalf of the Borrower or any of its Subsidiaries contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading.

     Section 6.15. Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, property and liability insurance, (a) as of the Effective Date are listed in Schedule 6.15,
(b) are, together with all policies of employee health and welfare and title insurance, in full force and effect, (c) comply in all respects with the applicable requirements set forth herein and in the Related Documents, and (d) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate their respective businesses.

     Section 6.16. Condition of Property. All of the assets and properties owned by, leased to or used by the Borrower or any of its Subsidiaries and material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, are in good operating condition and repair, ordinary wear and tear excepted, and are free and clear of known defects except for defects which do not substantially interfere with the use thereof in the conduct of normal operations.

     Section 6.17. Trade Relations. As of the Effective Date, there exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Borrower or any of its Subsidiaries with any material customer or group of customers of the Borrower or any of its Subsidiaries or any material supplier of goods or services to the Borrower which could reasonably be expected to have a Material Adverse Effect.

     Section 6.18. Indebtedness. Schedule 6.18 specifies all Indebtedness of the Borrower and its Subsidiaries as of the Effective Date.

     Section 6.19. Consents. Except as disclosed in Schedule 6.19, each of the Borrower and its Subsidiaries has all material permits and governmental consents and approvals necessary under all applicable Laws or, in the reasonable business judgment of the Borrower, deemed advisable under all applicable Laws, in connection with the transactions contemplated hereby and the ongoing business and operations of the Borrower and its Subsidiaries.

     Section 6.20. No Burdensome Agreement. Neither the Borrower nor any of its Subsidiaries is a party to or has assumed any indenture, loan or credit agreement or any lease or other agreement or instrument or is subject to any charter or other corporate restriction that could reasonably be expected to have a Material Adverse Effect.

     Section 6.21. Year 2000 Compliance. The software and the hardware operated by the Borrower and the Subsidiaries are capable of providing or being adapted to provide the ability to process dates or store data within the twenty-first century or between the twentieth and twenty-first century, or otherwise operate without error with respect to twenty-first century dates in substantially the same manner and with the same functionality as such software records, stores processes and presents such data as of the date hereof ("Y2K Compliance"). All adaptations and replacements of software and hardware required to achieve full Y2K Compliance will be completed on or before September 30, 1999, except where a failure to achieve full Y2K Compliance will not have a Materially Adverse Effect.


                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

     The Borrower hereby covenants and agrees that until the Obligations and all obligations of the Borrower under this Agreement have been paid or discharged in full:

     Section 7.01. Compliance with Laws. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable Laws (including Environmental Requirements).

     Section 7.02. Payment of Taxes. The Borrower shall, and shall cause each Subsidiary to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims which, if unpaid, might become a Lien upon its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, including, without limitation, a Permitted Contest.

     Section 7.03. Maintenance of Insurance. The Borrower shall (i) maintain or cause to be maintained, with financially sound and reputable independent insurers, insurance with respect to its or any of its Subsidiaries' business or material properties, as the case may be, against loss or damage of the kinds customarily insured against by entities engaged in the same or similarly situated business, and of such types and amounts (subject to customary deductibles and retentions) as are customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate their respective businesses, including, without limitation, such insurance as is required under Section 10 of the Master Lease and such insurances as is described on Schedule 6.15, and (ii) furnish to the Agent following written request therefor, a certificate of an authorized officer setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this section. Each such policy shall be issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than VII in the case of Medmarc or a financial size category of not less than VIII in the case of all other such insurance companies, shall be in effect on the Effective Date and the premiums for each such policy shall be paid as such premiums shall come due. All policies of casualty insurance shall contain an endorsement, in the form submitted to the Borrower by the Collateral Agent, showing loss payable to the Collateral Agent. All policies of liability insurance, including, without limitation, all primary and umbrella liability policies, shall name the Collateral Agent, as additional insured. The Borrower shall retain all the incidents of ownership of the insurance maintained pursuant to this Section 7.13, but shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance.

     Section 7.04. Preservation of Corporate Existence, Etc. The Borrower shall preserve and maintain, and shall cause each Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except as permitted under Section 8.10 below.

     Section 7.05. Delivery of Financial Statements, Compliance Certificate and Reporting Requirements. The Borrower shall furnish to the Agent on behalf of the Revolving Credit Lenders, each of following:

     (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related audited consolidated statements of income, stockholders' investment and cash flows for such year, in each case which shall be (A) in reasonable detail and set forth in comparative form the figures as of the end of and for the previous year, (B) certified without qualification by a firm of independent accountants of nationally recognized standing, and (C) complete and correct in all material respects and prepared in accordance with GAAP; (b) as soon as available, but in any event not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower as at the end of each such Fiscal Quarter and the related unaudited consolidated statements of income, stockholders' investment and cash flows of the Borrower for such quarter and the portion of the fiscal year through such date, in each case which shall be (A) in reasonable detail and set forth in comparative form the figures as of the end of and for the corresponding period of the previous Fiscal Year, (B) certified as to fairness of presentation by the Chief Financial Officer, the Vice President of Finance or the Controller of the Borrower, and (C) complete and correct in all material respects (subject to normal year-end audit adjustments) and prepared in accordance with GAAP (except that such financial statements need not contain footnotes and shall be prepared substantially in accordance with GAAP);

     (c) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, a certificate signed by the Chief Financial Officer, the Vice President of Finance or the Controller of the Borrower setting forth computations in reasonable detail demonstrating compliance with the financial covenants set forth in Section 8.20 hereof, together with a statement that, to the best of such officer's knowledge, the Borrower during the relevant period has observed and performed all of its covenants and other agreements hereunder, and satisfied every condition contained herein to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Potential Default or Event of Default hereunder except as described in such certificate (any such description to be in reasonable detail and to include a description of any action to be taken with respect to such default);

     (d) as soon as possible and in any event within five days after the occurrence of each Potential Default and each Event of Default continuing on the date of such statement, a statement of the Chief Financial Officer, the Vice President of Finance, the Controller or other responsible officer of the Borrower setting forth details of such Potential Default and Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;

     (e) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

     (f) promptly and in any event within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer, the Vice President of Finance, the Controller or other responsible officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

     (g) promptly and in any event within two Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (h) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan, or (C) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A) or (B) above;

     (i) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

     (j) within ninety (90) days after the end of each Fiscal Year of the Borrower, a business plan of the Borrower and its Subsidiaries, in form, scope and detail reasonably satisfactory to the Agent and the Revolving Credit Lenders for the twelve (12) months following the end of such Fiscal Year, including consolidated and consolidating operating budgets prepared on a quarterly basis for such Fiscal Year, which budgets shall include estimated Consolidated Capital Expenditures and Research and Development Expenses and other costs to be incurred by the Borrower and its Subsidiaries, on a consolidated and consolidating basis, during such Fiscal Year, in each case, with accompanying detail, together with a report containing management's discussion and analysis of the projected financial condition and results of operations of the Borrower and its Subsidiaries;

     (k) within ninety (90) days after the end of each Fiscal Year of the Borrower, projected balance sheets, statements of operations and changes in cash flows of the Borrower and its Subsidiaries for such Fiscal Year and each of the Fiscal Years of the Borrower hereafter commencing prior to May 18, 2004 prepared on a quarterly basis for the upcoming Fiscal Year and on an annual basis for all Fiscal Years thereafter, together with supporting details and a statement of underlying assumptions;

     (l) promptly after approval by the Borrower's Board of Directors, any updates or revisions to any business plan described in the preceding clause (x) of this Section 7.05;

     (m) promptly upon the sending or filing thereof, copies of all reports that the Borrower or any of its Subsidiaries sends to its security holders generally, and copies of all reports and registration statements that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

     (n) the condemnation or threat of condemnation with respect to any property used or necessary in the conduct of the business of the Borrower or any of its Subsidiaries (including, without limitation, the Property) which condemnation could reasonably have a Material Adverse Effect; and

     (o) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Revolving Credit Lender may from time to time reasonably request.

     Section 7.06. Keeping of Books and Records. The Borrower shall keep, and shall cause each Subsidiary that is not an Inactive Subsidiary to keep, proper books of record and accounts, in which full, true and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP consistently applied.

     Section 7.07. Visitation Rights. The Borrower shall and shall cause each Domestic Subsidiary, upon at least two (2) Business Days' notice, to permit the Agent, on behalf of the Revolving Credit Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and any Subsidiary with any of their officers or directors and with their independent certified public accountants. The Borrower will pay all reasonable costs and expenses incurred by the Agent or any Revolving Credit Lender or their respective agents or representatives in connection with the exercise of rights under this Section 7.07 during the existence of an Event of Default.

     Section 7.08. Foreign Qualification. The Borrower will, and will cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could have a Material Adverse Effect.

     Section 7.09. Maintenance of Properties, Etc. The Borrower will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (real and personal and including all intangible assets), except obsolete properties which are not used or necessary in the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

     Section 7.10. Maintenance of Licenses and Permits. The Borrower will maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all material Intellectual Property, rights, permits, licenses, approvals and privileges issued under or arising under any applicable Law.

     Section 7.11. Real Estate. If the Borrower or any of its Domestic Subsidiaries shall acquire a fee or leasehold interest in real estate which the Agent determines to be material to the Borrower or such Subsidiary, then the Borrower or such Subsidiary, as the case may be, will execute a first priority mortgage in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, and shall deliver to the Collateral Agent such title insurance policies, surveys and landlords' estoppel agreements with respect thereto as the Collateral Agent shall reasonably request; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to execute any such mortgage or deliver any other items required under this
Section 7.11 (i) in respect of any such real estate purchased with the proceeds of purchase money Indebtedness permitted to be incurred under Section 8.02 hereof or (ii) in respect of real estate purchased or leased by the Borrower or any of its Subsidiaries (other than real estate described in clause (i)) if the aggregate consideration paid or payable by the Borrower or such Subsidiary, together with the aggregate consideration paid or payable by the Borrower and its Subsidiaries in respect of all other real estate that is not subject to a first-priority mortgage in favor of the Collateral Agent (other than real estate described in clause (i)), does not exceed $5,000,000.

     Section 7.12. Employee Plans. The Borrower will, and will cause each Subsidiary to, comply in all material respects with the provisions of ERISA and the Code which are applicable to any Plan.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     The Borrower hereby covenants and agrees that until the Obligations and all obligations of the Borrower under this Agreement have been paid or discharged in full:

     Section 8.01. Business Activities. The Borrower will not, and will not permit any Subsidiary to, engage in any business activity, except those in which the Borrower is engaged on the Effective Date, such activities as may be incidental or related thereto and any line of business that is similar or complimentary to the business of the Borrower and its Subsidiaries as of the Effective Date.

     Section 8.02. Limitation on Indebtedness. The Borrower shall not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of, or permit any of its Subsidiaries to create, assume, incur, suffer to exist or otherwise become or remain liable in respect of, any Indebtedness except (i) Indebtedness arising under the Related Documents, (ii) Indebtedness existing on the date hereof and reflected in the financial statements delivered pursuant to
Section 7.05 hereof, and any extension, renewal or replacement of such Indebtedness provided, that the principal amount thereof upon any such extension, renewal or replacement shall not exceed the principal amount of Indebtedness at the time of such extension, renewal or replacement or the terms thereof, (iii) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Borrower and not incurred in connection with or in contemplation of such Person becoming a Subsidiary of the Borrower, provided that all such Indebtedness permitted under this clause (iii) does not exceed $3,000,000 at any one time outstanding, and any extension, renewal or replacement of such Indebtedness provided, that the principal amount thereof upon any such extension, renewal or replacement shall not exceed the principal amount of Indebtedness at the time of such extension, renewal or replacement,
(iv) Indebtedness of the Borrower or any of its Subsidiaries secured by a Lien permitted under Section 8.03(d) or Capitalized Lease Obligations, provided that the principal amount thereof (and the amount of such Capitalized Lease Obligations attributable to principal) does not exceed in the aggregate $3,000,000 at any one time outstanding, (iv) Indebtedness which, together with all other Indebtedness permitted under clauses (ii), (iii) and (iv) of this
Section 8.02, does not exceed $5,000,000 at any one time outstanding, and (v) Indebtedness that is subordinated to the obligations of the Credit Parties under the Related Documents on terms and conditions satisfactory to the Majority Secured Parties in their commercially reasonable discretion provided that no Potential Default or Event of Default shall have occurred and be continuing or would result therefrom and after giving pro forma effect to the incurrence of such Indebtedness the Borrower shall be in compliance with and shall be projected to be in compliance with each of the financial covenants set forth in
Section 8.20.

     Section 8.03. Liens, Etc. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

     (a) Liens in favor of the Collateral Agent;

     (b) Liens for taxes or assessments or other governmental charges or levies not yet due or payable;

     (c) Liens created by or resulting from obligations of the Borrower or any Subsidiary as lessee under operating leases;

     (d) (1) Liens on any property, acquired, constructed or improved by the Borrower or its Subsidiaries after the date of this Agreement which are created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of this Agreement; (2) Liens on any property of a corporation securing Indebtedness of such corporation which is merged into the Borrower or a Subsidiary; or (3) Liens on property securing indebtedness of a corporation existing at the time such corporation becomes a Subsidiary of the Borrower; provided, that such Liens referred to in (1) shall not extend to any property theretofore owned by the Borrower or any such Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property is so constructed or the improvement is located and; provided, further, that the fair market value of the property or assets subject to any of the Liens referred to in (1), (2) or (3) above is not less than the related Indebtedness secured by any such Lien and such Indebtedness is permitted under clause (iv) of Section 8.02 hereof.

     (e) Liens incidental to and made in the ordinary course of business of the Borrower or any Subsidiary (other than to secure Indebtedness) which consists of
(1) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings, (2) Liens (other than Liens arising under ERISA or under Section 412(n) of the Internal Revenue Code in respect of deposits made in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secured performance of tenders, statutory obligations, leases and contracts or to secure obligations on surety or appeal bonds, (3) Liens which arise by operation of law under
Article 2 of the Uniform Commercial Code in favor of unpaid sellers of goods, or Liens in items or accompanying documents or proceeds of either arising by operation of law under Article 4 of the Uniform Commercial Code in favor of a collecting bank, (4) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) effecting the use of property, which do not materially detract from the value of such property or impair the use thereof, (5) Liens in the nature of leases and subleases granted to others which do not interfere in any material respect with the business, and do not detract in any material respect from the value of any property of the Borrower or any of its Subsidiaries, and (6) Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with deposit accounts established at banks, in each case which do not materially and adversely affect the financial condition, results of operations, operations, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (f) Liens created by or resulting from any litigation or legal proceedings (including without limitation any taxes or assessments), which are at such time being diligently contested in good faith by the Borrower or any Subsidiary by appropriate proceedings, which proceedings in the reasonable judgment of Agent and any assignee, (1) shall not involve any material danger that any Property or any portion thereof would be subject to sale, forfeiture or loss, as a result of failure to comply therewith, (2) shall not affect the payment of any sums due and payable hereunder or result in any such sums being payable to any Person other than the Agent or Revolving Credit Lenders or any assignee thereof, (3) will not place Agent or any Revolving Credit Lender or any assignee thereof in any danger of civil liability for which it is not adequately indemnified for or to any criminal liability, (4) if involving taxes, shall suspend the collection of the taxes and (E) do not result in an Event of Default;

     (g) Liens existing on the date of this Agreement as set forth on Schedule
6.12 hereto; and

     (h) Liens for the sole purposes of securing Indebtedness permitted by clause (iii) of Section 8.02 hereof.

     Section 8.04. Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make any Consolidated Capital Expenditures, except the Borrower and its Subsidiaries may make Consolidated Capital Expenditures during any Fiscal Year provided (x) no Potential Default or Event of Default has occurred and is continuing, and (y) the aggregate amount of Consolidated Capital Expenditures made during such Fiscal Year does not exceed the greater of (i) $20,000,000 or (ii) twenty percent (20%) of EBITDA for the immediately preceding Fiscal Year.

     Section 8.05. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person except:

     (a) Permitted Investments;

     (b) deposits for utilities, security deposits under leases and similar prepaid expenses;

     (c) accounts receivable arising in the ordinary course of business;

     (d) Investments existing on the Effective Date and disclosed on Schedule
8.05 hereto;

     (e) Investments by the Borrower and its Subsidiaries in Domestic Subsidiaries that are not Inactive Subsidiaries;

     (f) Investments by the Borrower and its Subsidiaries in Foreign Subsidiaries, provided that the aggregate consideration paid for such Investments during the term of this Agreement shall not exceed an amount equal to five percent (5%) of the Tangible Net Worth of the Borrower;

     (g) Investments by the Borrower and its Subsidiaries in Inactive Subsidiaries provided that the aggregate amount of such Investments during the term of this Agreement shall not exceed $1,000,000;

     (h) Investments by the Borrower and its Subsidiaries consisting of minority investments in and joint ventures with Persons that are engaged in business activities and lines of businesses that are incidental or related to, or similar or complimentary with, the business of the Borrower and its Subsidiaries as of the Effective Date, provided that the aggregate monetary consideration paid by Borrower and its Subsidiaries for such Investments during the term of this Agreement shall not exceed an amount equal to five percent (5%) of the Tangible Net Worth of the Borrower;

     (i) Investments arising under any interest rate swap, cap, collar or other hedging arrangement provided that the net obligations of the Borrower and its Subsidiaries thereunder constitute Indebtedness permitted under Section 8.02 hereof; and

     (j) Investments consisting of deposit accounts of the Borrower and its Subsidiaries maintained with banks in the ordinary course of business.

     Section 8.06. Restricted Payments. The Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights in respect of any class of Capital Stock (now or hereafter outstanding) of the Borrower or apply, or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or any rights, options or warrants to subscribe for or purchase any shares of any class of Capital Stock of the Borrower, or make any deposit for any of the foregoing.

     Section 8.07. Limitation on Restrictions on Subsidiary Dividends. Except as otherwise provided in this Agreement or any other Related Document, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or other interests or participations in profits owned by the Borrower or any Subsidiary of the Borrower or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances and restrictions existing under or by reason of this Agreement and the other Related Documents.

     Section 8.08. Take or Pay Contracts; Sale/Leasebacks.

     (a) The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other properties or services are delivered or furnished to it; and

     (b) The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of any property or assets, which property or assets has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

     Section 8.09. Change of Control. The Borrower shall not permit a Change of Control to occur.

     Section 8.10. Mergers, Etc. The Borrower shall not merge into or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division or business unit thereof), or permit any of its Subsidiaries to do any of the foregoing, except that:

     (a) any Subsidiary of the Borrower (other than the Guaranteed Subsidiary), may merge into or consolidate with or transfer all or substantially all of its assets to any wholly-owned Domestic Subsidiary of the Borrower that is not an Inactive Subsidiary (so long as such wholly-owned Domestic Subsidiary is the surviving corporation);

     (b) any Subsidiary of the Borrower (other than the Guaranteed Subsidiary) may merge into or consolidate with or transfer all or substantially all of its assets to the Borrower (so long as the Borrower is the surviving corporation);

     (c) the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division or business unit thereof) provided that (1) such Person or division or business unit is in the same or similar or complementary lines of businesses as the business of the Borrower and its Subsidiaries, (2) if the aggregate consideration to be paid by the Borrower or any of its Subsidiaries in connection with such purchase or other acquisition (including the fair market value of any consideration payable other than in cash) is greater than $5,000,000, the Borrower shall have given the Agent not less than 10 days prior written notice thereof, (3) if the aggregate consideration payable by the Borrower and its Subsidiaries in connection with any such purchase or acquisition (including the fair market value of all consideration payable other than in cash) exceeds $10,000,000, the Borrower shall have received the prior written consent of the Majority Revolving Credit Lenders and (4) if the aggregate amount of consideration for all such purchases and acquisitions (including the fair market value of all consideration payable other than in cash) exceeds $5,000,000, the Borrowers and its Subsidiaries shall execute and deliver to the Collateral Agent such additional Security Documents as the Collateral Agent shall deem reasonably necessary or appropriate in order to obtain and effect a first-priority Lien on all such assets and Capital Stock so acquired (including the assets of any Person whose Capital Stock is so acquired);

     (d) any Subsidiary may convey, transfer, lease or otherwise dispose of all or substantially all of its assets to the extent such transaction is permitted under clause (c) of Section 8.13; and

     (e) the Borrower may merge with or consolidate into any other Person provided that (1) (A) if the holders, immediately prior to such merger or consolidation, of shares of Capital Stock of the Borrower entitled to vote in the election of directors of the Borrower hold, immediately after giving effect to such merger or consolidation, a majority of the issued and outstanding shares of Capital Stock of the surviving corporation entitled to vote in the election of directors of such surviving corporation, (B) such merger or consolidation shall comply with the requirements of clause (iii) of this Section 8.10 as if such merger or consolidation were the acquisition by the Borrower of the Capital Stock of the surviving corporation, and (C) the surviving corporation shall have assumed, pursuant to an instrument in form and substance reasonably satisfactory to the Collateral Agent, all of the obligations of the Borrower under this Agreement and the other Related Documents, or (2) the surviving corporation shall have an unsecured long-term debt rating of not less than "BBB" (or its equivalent) from Standard & Poors Corporation and not less than Baa2 (or its equivalent) from Moodys Investors Service and such surviving corporation shall have assumed, pursuant to an instrument in form and substance reasonably satisfactory to the Collateral Agent, all of the obligations of the Borrower under this Agreement and the other Related Documents (any such transaction described in clause (2) of this Section 8.10(e), a "Permitted Change of Control");

provided that in each such case, immediately after giving effect thereto, (x) no Event of Default or Potential Default shall occur and be continuing or could result therefrom, and (y) after giving pro forma effect to any such merger, consolidation or transfer under this Section 8.10 the Borrower (or any successor corporation) is, and is projected to be in compliance with Section 8.20.

     Section 8.11. Compliance with ERISA. The Borrower shall not (i) terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any material (in the opinion of the Agent and any assignee) liability of the Borrower or any ERISA Affiliate to the PBGC or (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, that presents a material (in the opinion of the Agent and any assignee) risk of such a termination by the PBGC of any Plan.

     Section 8.12. Subsidiaries. The Borrower will not, and will not permit any Subsidiary to create or acquire any Subsidiary, or to transfer assets to any Subsidiary other than in compliance with Section 8.10 hereof.

     Section 8.13. Asset Dispositions, etc. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets to any Person, unless (a) such disposition consists of the sale or lease of inventory in the ordinary course of business, (b) such disposition constitutes a disposition of obsolete or retired assets not used in the business of the Borrower and its Subsidiaries, (c) the disposition is in the ordinary course of business and the net book value of the asset to be disposed, together with the net book value of all other assets disposed by the Borrower or any Subsidiary pursuant to this clause (c) during any Fiscal Year does not exceed $10,000,000 and during the term of this Agreement, does not exceed $20,000,000 or (d) such disposition consists of the sale by the Borrower of real property and improvements comprising its current manufacturing facility and corporate headquarters located at 12744 San Fernando Road, Sylmar, California.

     Section 8.14. Modification of Organic Documents, etc. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Certificate of Incorporation or the By-Laws of the Borrower, except for any amendment, supplement or other modification which does not adversely affect the Borrower's ability to pay or perform its obligations under this Agreement.

     Section 8.15. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates other than any such transaction arrangement or contract which is on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary in a comparable arms-length transaction with a Person that is not an Affiliate of the Borrower. To the extent that any transactions or agreements between Borrower and any other Affiliate are permitted by this Agreement or are consented to in writing by the Majority Revolving Credit Lenders, with respect to such transaction or agreement, Borrower will (a) reflect the separate legal existence of each entity party to the transaction or agreement, (b) formally document such transaction or agreement in writing, and (c) cause such transaction or agreement to be approved in advance by the board of directors of Borrower. The pricing and other material terms of all such transactions and agreements will be established at the inception of the particular transaction or agreement on commercially reasonable terms (substantially similar to the terms that would have been established in a transaction between unrelated third parties) by written agreement and will not be amendable except with the written consent of both Borrower and any Affiliates party to the transaction or agreement.

     Section 8.16. Inconsistent Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached in any material respect by this Agreement or any Related Document or by the performance by the Borrower or any Subsidiary of its obligations hereunder or under any Related Document.

     Section 8.17. Change in Accounting Method. The Borrower will not, and will not permit any Subsidiary to, make any change in accounting treatment and reporting practices except as required by GAAP.

     Section 8.18. Change in Fiscal Year End. The Borrower will not change its Fiscal Year end without the prior written consent of the Majority Revolving Credit Lenders.

     Section 8.19. Amendments to Certain Agreements. The Borrower will not, and shall not permit any Subsidiary to, amend, restate or otherwise modify any Related Document except as provided in the Participation Agreement.

     Section 8.20. Financial Condition. The Borrower hereby covenants and agrees as set forth below:

     (a) Total Debt to EBITDA Ratio. The Borrower will not permit its Total Debt to EBITDA Ratio with respect to the four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter to be greater than the ratio set forth below opposite such Fiscal Quarter:

         Fiscal Year         Fiscal Quarter                                 Ratio
         -----------         --------------                                 -----
         1999                First                                          3.0 to 1
                             Second                                         2.9 to 1
                             Third                                          2.7 to 1
                             Fourth                                         2.5 to 1

         2000                First                                          2.4 to 1
                             Second                                         2.4 to 1
                             Third                                          2.3 to 1
                             Fourth                                         2.2 to 1

         2001                First                                          2.1 to 1
                             Second and each Fiscal Quarter
                                thereafter through the Final Date           2.0 to 1.

     (b) Fixed Charge Coverage Ratio. The Borrower will not permit its Fixed Charge Coverage Ratio with respect to the four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter to be less than the ratio set forth below opposite such Fiscal Quarter:

         Fiscal Year                Fiscal Quarter                              Ratio
         ----------                 --------------                              -----
         1999                       First                                       .8 to 1
                                    Second                                      .9 to 1
                                    Third                                       1.1 to 1
                                    Fourth                                      1.2 to 1

         2000                       First                                       1.2 to 1
                                    Second                                      1.2 to 1
                                    Third                                       1.2 to 1
                                    Fourth                                      1.3 to 1

         2001                       First                                       1.3 to 1
                                    Second                                      1.3 to 1
                                    Third                                       1.3 to 1
                                    Fourth                                      1.3 to 1

         2002                       First                                       1.3 to 1
                                    Second                                      1.3 to 1
                                    Third                                       1.3 to 1
                                    Fourth                                      1.3 to 1

         2003                       First                                       1.3 to 1
                                    Second                                      1.3 to 1
                                    Third                                       1.3 to 1
                                    Fourth                                      1.3 to 1

         2004                       First and each Fiscal Quarter
                                       thereafter through the Final Date        1.5 to 1.



     (c) Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio with respect to the four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter to be less than the ratio set forth below opposite such Fiscal Quarter:

         Fiscal Year                Fiscal Quarter                              Ratio
         ----------                 --------------                              -----
         1999                       First                                       10.0 to 1
                                    Second                                      10.0 to 1
                                    Third                                       10.0 to 1


                                    Fourth                                      10.0 to 1

         2000                       First                                       10.0 to 1
                                    Second                                      10.0 to 1
                                    Third                                       10.0 to 1
                                    Fourth                                      10.0 to 1

         2001                       First                                       10.0 to 1
                                    Second                                      9.0 to 1
                                    Third                                       8.0 to 1
                                    Fourth                                      8.0 to 1

         2002                       First                                       8.2 to 1
                                    Second                                      8.5 to 1
                                    Third                                       9.0 to 1
                                    Fourth                                      9.5 to 1

         2003                       First                                       10.0 to 1
                                    Second                                      10.5 to 1
                                    Third                                       11.0 to 1
                                    Fourth                                      11.5 to 1

         2004                       First                                       12.0 to 1
                                    Second                                      12.5 to 1
                                    Third                                       13.0 to 1
                                    Fourth                                      13.5 to 1

         2005                       First                                       14.0 to 1
                                    Second                                      14.5 to 1
                                    Third                                       15.0 to 1
                                    Fourth                                      15.5 to 1

         2006                       First                                       15.5 to 1

     (d) Minimum EBITDA. The Borrower will not permit EBITDA for the four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter to be less than the amount set forth below opposite such Fiscal Quarter:

         Fiscal Year                Fiscal Quarter                              Minimum EBITDA
         ----------                 --------------                              --------------
         1999                       First                                        $20,000,000
                                    Second                                       $22,000,000
                                    Third                                        $24,000,000
                                    Fourth                                       $29,000,000

         2000                       First                                        $30,000,000

                                    Second                                       $31,000,000
                                    Third                                        $32,000,000
                                    Fourth                                       $35,000,000

         2001                       First                                        $36,000,000
                                    Second                                       $38,000,000
                                    Third                                        $40,000,000
                                    Fourth                                       $45,000,000

         2002                       First                                        $46,000,000
                                    Second                                       $48,000,000
                                    Third                                        $50,000,000
                                    Fourth                                       $55,000,000

         2003                       First                                        $56,000,000
                                    Second                                       $58,000,000
                                    Third                                        $60,000,000
                                    Fourth and each Fiscal Quarter
                                       thereafter through the Final Date         $65,000,000

     (e) Minimum Tangible Net Worth. The Borrower will not permit its Tangible Net Worth on the last day of any Fiscal Quarter to be less than the amount set forth below opposite such Fiscal Quarter:

         Fiscal Year                Fiscal Quarter                              Minimum Tangible Net Worth
         ----------                 --------------                              --------------------------
         1999                       First                                        $115,000,000
                                    Second                                       $115,000,000
                                    Third                                        $115,000,000
                                    Fourth                                       $125,000,000

         2000                       First                                        $130,000,000
                                    Second                                       $135,000,000
                                    Third                                        $140,000,000
                                    Fourth                                       $150,000,000

         2001                       First                                        $155,000,000
                                    Second                                       $160,000,000
                                    Third                                        $165,000,000
                                    Fourth                                       $175,000,000

         2002                       First                                        $180,000,000
                                    Second                                       $185,000,000
                                    Third                                        $190,000,000
                                    Fourth                                       $200,000,000

         2003                       First                                        $205,000,000
                                    Second                                       $210,000,000
                                    Third                                        $215,000,000
                                    Fourth                                       $225,000,000

         2004                       First                                        $230,000,000
                                    Second                                       $235,000,000
                                    Third                                        $240,000,000
                                    Fourth and each Fiscal Quarter
                                       thereafter through the Final Date         $250,000,000



                                   ARTICLE IX

                                EVENTS OF DEFAULT

     Section 9.01. Events of Default. If any one or more of the following events (an "Event of Default") shall occur and be continuing, the Agent on behalf of the Revolving Credit Lenders shall be entitled to exercise the remedies set forth in Section 9.02 hereof.

     (a) Any representation or warranty made or deemed made by the Borrower in this Agreement, any Related Document to which it is a party, or any certificate, financial statement or other document delivered pursuant hereto or thereto shall not be Accurate and Complete on any date as of which made or deemed made; or

     (b) The Borrower shall default in the payment when due of (i) the principal of or interest on any Revolving Credit Advance, (ii) any fee payable hereunder or (iii) any other amount payable to the Agent, the Collateral Agent or the Revolving Credit Lenders hereunder or under any Related Document to which it is a party, and the failure to pay such other amount referred to in this clause
(iii) shall continue for 10 days after receipt of notice thereof; or

     (c) The Borrower shall fail to perform or observe (i) any covenant or obligation contained in Article VII and such failure shall continue for a period of thirty (30) days after the Borrower becomes aware of such failure or (ii) any covenant or obligation contained in Article VIII hereof; or

     (d) The Borrower shall fail to perform or observe any other covenant or obligation of the Borrower the performance or observance of which is owed to the Agent, the Collateral Agent or the Revolving Credit Lenders hereunder or under any Related Document to which it is a party (other than any default described in Subsection 9.01(b) or (c) above) , and such failure shall continue for thirty
(30) days after the Borrower becomes aware of such failure, provided that if such failure is of such a nature that it is not capable of being cured within such 30-day period, and the Borrower promptly commences appropriate steps to cure such failure within such 30-day period and continues to pursue such cure with diligence and good faith thereafter, unless the Majority Revolving Credit Lenders shall determine that such delay could reasonably be expected to have a Material Adverse Effect, such 30-day period shall be extended to 90 days; or

     (e) The Borrower shall default in the payment when due of any principal of or premium (if any) or interest on any Indebtedness (other than Indebtedness owing to the Revolving Credit Lenders under this Agreement) of $1,000,000 or more and such default shall continue beyond any applicable grace period, or shall fail to observe or perform any terms of any instrument pursuant to which any such Indebtedness was created or of any mortgage, indenture or other agreement relating thereto if the effect of such failure is to cause or permit the acceleration of such Indebtedness and such failure shall not have been waived pursuant thereto; or

     (f) The entry of a decree or order for relief in respect of the Borrower by a court having jurisdiction in the premises, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law; or the commencement against the Borrower of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and the continuance of any such case unstayed and in effect for a period of 60 consecutive days; or

     (g) The commencement by the Borrower of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the Borrower generally to pay its debts as such debts become due or the taking of any corporate action in furtherance of any of the foregoing; or

     (h) An "Event of Default" shall occur under Section 18 of the Master Lease or Section 5.01 of the Construction Agency Agreement or an "Event of Default" shall occur under any Security Document; or

     (i) One or more final judgments for the payment of money shall be rendered against the Borrower in an aggregate amount in excess of $1,000,000 and the same shall remain undischarged for a period of 30 days during which execution of such judgment shall not be effectively stayed; or

     (j) The Master Lease, the Construction Agency Agreement, the Security Agreement, the Guaranties or any of the other Security Documents shall cease to be in full force and effect (except for any termination of the Construction Agency Agreement or Master Lease in accordance with its terms not due to the occurrence of a default thereunder).

     Section 9.02. Default Remedies. If any Event of Default shall occur and be continuing, then and in every such event, and at any time thereafter during the continuance of such Event of Default, the Agent may, and at the request of the Majority Revolving Credit Lenders shall, by written notice to the Borrower and each Revolving Credit Lender, take one or more of the following actions: (a) terminate the Commitments, and (b) declare the Obligations to be forthwith due and payable, whereupon the Obligations shall become forthwith due and payable both as to principal and interest together with all other amounts payable by the Borrower under this Agreement which may be due or accrued and unpaid, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived; provided, however, that if any of the Events of Default set forth in paragraphs (f) or (g) of Section 9.01 hereof shall occur with respect to the Borrower, then without any notice to the Borrower or any other act by the Agent or any other Person (i) the Commitments shall immediately become terminated, and (ii) the Obligations shall become forthwith due and payable, all without presentment, demand, protest or notice of any kind, all of which are expressly waived. In the event of a declaration by the Agent pursuant to clause
(b) above, the Agent may enforce its rights hereunder and under any other instrument or agreement delivered in connection herewith and take any other action to which it is entitled hereunder, thereunder, or by law, whether for the specific performance of any covenant or agreement contained in this Agreement, in any such instrument or agreement or to enforce payment as provided herein, therein, or by law.

     Section 9.03. Set-off. (a) The Agent and each Revolving Credit Lender (without duplication) are hereby authorized at any time and from time to time, upon the occurrence and during the continuance of any Event of Default, without prior notice to the Borrower, to the fullest extent permitted by law, to set-off and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by the Agent or such Revolving Credit Lender at any of its branches or affiliates to or for the account of the Borrower, including any Permitted Investments held therein, against any and all of the amounts owing by the Borrower under this Agreement or the Related Documents to which it is a party, whether or not the Agent or such Revolving Credit Lender shall have made any demand hereunder or thereunder. The rights of the Agent and each Revolving Credit Lender under this Section 9.03 are in addition to, and do not derogate from or impair, other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Revolving Credit Lender may have.

     (b) Each Revolving Credit Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Revolving Credit Note held by it which is greater than the proportion received by any other Revolving Credit Lender in respect of the aggregate amount of principal and interest due with respect to any Revolving Credit Note held by such other Revolving Credit Lender, the Revolving Credit Lender receiving such proportionately greater payment shall purchase participations in the Revolving Credit Notes held by the other Revolving Credit Lenders and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Revolving Credit Notes held by the Revolving Credit Lenders shall be shared by the Revolving Credit Lenders pro rata. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Revolving Credit Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other collection rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 9.04. Funding Indemnities. The Borrower will indemnify and hold harmless each Revolving Credit Lender against, and on demand reimburse each Revolving Credit Lender for, any loss, premium, penalty or expense which such Revolving Credit Lender may pay or incur (including, without limitation, any loss or expense incurred by reason of the relending, depositing or other employment of funds acquired by such Revolving Credit Lender to fund a LIBOR Advance) as a result of any acceleration of the Revolving Credit Advances pursuant to Section 9.02 hereof. Each Revolving Credit Lender shall furnish the Borrower with a certificate (a copy of which shall be sent to the Agent and the other Revolving Credit Lenders) setting forth the basis for determining any additional amount to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof.

     Section 9.05. Default Interest. Notwithstanding any other provision of this Agreement to the contrary, to the extent permitted by law upon the occurrence and during the continuance of an Event of Default, the Borrower will pay on demand to the Revolving Credit Lenders interest on the principal amount of all Outstanding Revolving Credit Advances at a rate equal to the rate otherwise applicable plus an additional 2.00% per annum.


                                    ARTICLE X

                                    THE AGENT

     Section 10.01. Appointment and Authorization. Each Revolving Credit Lender appoints the Agent to act as its agent in connection herewith and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Related Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 10.02. Same Rights as a Revolving Credit Lender. The Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, the Lessee or the Subsidiary Guarantor or any affiliate of the foregoing as if it were not the Agent hereunder.

     Section 10.03. Actions by the Agent. The obligations of the Agent hereunder are only those expressly set forth herein or in the Related Documents. As to any matters not expressly provided for by this Agreement or the Related Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Revolving Credit Lenders, and such instructions shall be binding upon all Revolving Credit Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Revolving Credit Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement or the Related Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Potential Default or Event of Default, except as expressly provided in Article IX.

     Section 10.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and, as between the Agent and the Revolving Credit Lenders, shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 10.05. Liability. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to any Revolving Credit Lender for any action taken or not taken by it in connection herewith or with any Related Document (a) with the consent or at the request of the Majority Revolving Credit Lenders or (b) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made by the Borrower, or the Lessee or the Subsidiary Guarantors in connection with this Agreement, any Related Document or any Credit Event hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower, the Lessee or the Subsidiary Guarantors herein or in any Related Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Agent; or (iv) as between the Agent and the Revolving Credit Lenders, the validity, effectiveness or genuineness of this Agreement, any Related Document or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, facsimile or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties.

     Section 10.06. Indemnification. Each Revolving Credit Lender shall, ratably in accordance with its Commitment Percentage, indemnify the Agent (to the extent not reimbursed by the Borrower) on demand from and against any and all costs, expenses (including counsel fees and disbursements), claims, demands, actions, losses or liabilities

(except such as result from the Agent's own gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any Related Document or any action taken or omitted by the Agent hereunder or thereunder. The obligations of each Revolving Credit Lender set forth in this
Section 10.06 shall survive any termination of this Agreement.

     Section 10.07. Credit Decision. Each Revolving Credit Lender acknowledges that it has, independently and without reliance upon the Agent or any other Revolving Credit Lender, and based on such financial statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Revolving Credit Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Revolving Credit Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action permitted to be taken or omitted under this Agreement and the Related Documents.

     Section 10.08. Successor Agents; Removal. (a) The Agent may resign at any time by giving written notice thereof to the Revolving Credit Lenders and the Borrower, provided that no such resignation shall take effect until a successor agent has been appointed and agreed to act as such under this Agreement. Upon any such resignation, the Majority Revolving Credit Lenders shall appoint a successor to the Agent.

     (b) Upon the written request of Lenders holding not less than 80% of the Total Commitment or, if all Commitments have been terminated, not less than 80% of the aggregate amount of all Outstanding Advances, and provided that immediately upon the effectiveness of such resignation, such Lenders appoint a successor to the Agent, the Agent shall resign and effective immediately upon such resignation, the Agent shall no longer be the Agent under this Agreement and the successor to the Agent so appointed shall immediately and thereafter become the Agent.

     (c) The decision of the Majority Revolving Credit Lenders shall be binding upon all of the Revolving Credit Lenders. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 10.09. Sharing by Revolving Credit Lenders. (a) If any Revolving Credit Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of an obligation owed to it under Section 2.01 hereof in excess of its ratable share, determined in relation to the aggregate Commitment of all Revolving Credit Lenders, of payments on account of like Obligations obtained by all Revolving Credit Lenders, such Revolving Credit Lender shall immediately so notify (the "Information Notice") the Agent. Promptly upon its receipt of an Information Notice from any Revolving Credit Lender, the Agent shall notify (the "Sharing Notice") all of the Revolving Credit Lenders (based upon information contained in all Information Notices received by the Agent from the Revolving Credit Lenders) of the amount or amounts (the "Excess Payment") received by one or more of the Revolving

Credit Lenders in excess of its or their ratable share of payments received by all of the Revolving Credit Lenders on account of the Obligations. Within two Business Days of the giving of a Sharing Notice by the Agent, each Revolving Credit Lender which has received an Excess Payment (each, an "Excess Revolving Credit Lender") shall purchase from Revolving Credit Lenders which have not received an Excess Payment (each, a "Deficit Revolving Credit Lender") such participations in the Obligations, as the case may be, owed to each Deficit Revolving Credit Lender as shall be necessary to cause such Excess Revolving Credit Lender to share its Excess Payment ratably with each Deficit Revolving Credit Lender; provided, however, that if all or any portion of such Excess Payment is thereafter recovered from an Excess Revolving Credit Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     (b) The Borrower agrees that any Revolving Credit Lender so purchasing a participation from another Revolving Credit Lender pursuant to this Section
10.09 may exercise all its rights of payment with respect to such participation as fully as if such Revolving Credit Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Revolving Credit Lender receives a secured claim in lieu of a set-off to which this Section 10.09 would apply, such Revolving Credit Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Revolving Credit Lenders entitled under this Section 10.09 to share in the benefits of any recovery on such secured claim.


                                   ARTICLE XI

                               GENERAL PROVISIONS

     Section 11.01. Assignment. (a) The Borrower may not assign its rights or obligations under this Agreement or any Related Documents except to the surviving entity of any merger or consolidation of the Borrower with or into any Person to the extent such constitutes a Permitted Change of Control, without the prior written consent of the other parties hereto, which consent may be given or withheld in the sole and absolute discretion of each such Person. Any Revolving Credit Lender may, in the ordinary course of its business and in accordance with applicable Law including, but not limited to, the Securities Act of 1933, and with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) at any time assign to any Revolving Credit Lender or to one or more additional banks or financial institutions (each an "Assignee") all or a part of its rights and obligations under this Agreement pursuant to an assignment agreement between such Assignee and such transferor Revolving Credit Lender substantially in the form of Exhibit D hereto, provided that (i) without the written consent of the Agent, any partial assignment shall be in a minimum amount of $1,000,000 and immediately following any partial assignment, the remaining Commitment of the transferor Revolving Credit Lender shall not be less than$1,000,000 and (ii) the transferor Revolving Credit Lender shall pay to the Agent an assignment fee of $3,000. Such assignment agreement shall be executed by such Assignee and such transferor Revolving Credit Lender and shall be delivered to the Agent for acceptance by the Borrower before the proposed effective date of such assignment. Upon such execution, delivery and acceptance, from and after the effective date specified in such assignment agreement, (x) the Assignee thereunder shall be a party hereto and, to the extent of the portion of the Commitment of the transferor Revolving Credit Lender purchased by it, have the rights and obligations of a Revolving Credit Lender hereunder and (y) the transferor Revolving Credit Lender thereunder shall, to the extent of the portion of its Commitment so sold, be released from its obligations under this Agreement (and, in the case of an assignment agreement covering all or the remaining portion of a transferor Revolving Credit Lender's rights and obligations under this Agreement, such transferor Revolving Credit Lender shall cease to be a party hereto). On or prior to the effective date specified in such assignment agreement, the Borrower shall execute and deliver to the Agent in exchange for the Revolving Credit Note previously delivered to such transferor Revolving Credit Lender a new Revolving Credit Note to the order of such Assignee in an amount based upon the Commitment assumed by it pursuant to such assignment agreement and, unless the transferor Revolving Credit Lender has not retained a Commitment hereunder, a new Revolving Credit Note to the order of the transferor Revolving Credit Lender in an amount based upon the Commitment retained by it hereunder. Each such new Revolving Credit Note shall be dated the effective date of such assignment and shall otherwise be in the form of the Revolving Credit Note replaced thereby. The Revolving Credit Note surrendered by the transferor Revolving Credit Lender shall be returned by the Agent to the Borrower. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of, and shall be binding upon, the Borrower, the Agent, the Revolving Credit Lenders and their respective successors and permitted assigns.

     (b) Any Revolving Credit Lender may from time to time change the Lending Office of such Revolving Credit Lender at which the Revolving Credit Advances are made or carried, provided that if at the time of any change from one Lending Office to another, the effect thereof would be to increase any amount payable by the Borrower under this Agreement then such change shall not be made without the prior written consent of the Borrower, and no such change shall affect the obligation of such Revolving Credit Lender to make Revolving Credit Advances in accordance with the terms hereof. As between the Borrower and any Revolving Credit Lender, it is understood that any action taken hereunder on behalf of such Revolving Credit Lender by any Lending Office of such Revolving Credit Lender shall be binding on such Revolving Credit Lender.

     (c) Any Revolving Credit Lender may grant one or more financial institutions (each, a "Participant"), on a participating basis but not as a party to this Agreement, a participation or participations in all or any part of such Revolving Credit Lender's rights and benefits under this Agreement or any Related Document (a "Participation"). Ten days prior to granting any Participation, the granting Revolving Credit Lender shall notify the Borrower and the Agent of the identity of such Participant, provided, however, that the failure to notify timely the Borrower or the Agent shall not affect the validity of such Participation. In the event of any such grant by a Revolving

Credit Lender of a Participation to a Participant, such Revolving Credit Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Revolving Credit Lender in connection with such Revolving Credit Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Revolving Credit Lender may grant such a participating interest shall provide that such Revolving Credit Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Revolving Credit Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (a) through (h), inclusive, of the proviso contained in Section 11.02 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent of its Participation, be entitled to the benefits of Sections 3.01, 4.02 and 9.04 hereof as if such Participant were a Revolving Credit Lender; provided, however, the amount of such benefit shall be limited to the amount in respect of the interest sold to which the seller of such Participation would have been entitled had it not sold such interest.

     (d) Notwithstanding anything to the contrary contained in this Agreement, any Revolving Credit Lender may at its sole cost and expense pledge, hypothecate or otherwise grant a security interest in all or any part of its rights hereunder or under its Revolving Credit Note to any Federal Reserve Bank; provided that no such pledge, hypothecation or grant shall relieve such Revolving Credit Lender of any of its obligations under this Agreement.

     (e) Notwithstanding anything to the contrary contained in this Agreement,
(i) any Revolving Credit Lender may sell all or any part of its rights and obligations hereunder and under its Revolving Credit Note and the other Related Documents to any of its Affiliates and (ii) upon the occurrence and during the continuance of an Event of Default, any Revolving Credit Lender may sell all or any part of its rights and obligations hereunder and under its Revolving Credit Notes and the other Related Documents to any third party, in each such case, notwithstanding that the Borrower does not consent to such sale, provided that such Revolving Credit Lender has obtained the consent of the Agent and otherwise meets the requirements of this Section 11.01.

     Section 11.02. Amendments and Waivers. Any provision of this Agreement or any Related Document may be amended or waived if, but only if, such amendment or waiver is in accordance with the provisions of Section 14.2 of the Participation Agreement, in writing and is signed by the Borrower and the Agent, with the approval of the Majority Revolving Credit Lenders (and, if the rights, obligations or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless approved by all the Revolving Credit Lenders, (a) increase the amount of any Commitment or the Commitment Percentage of any Revolving Credit Lender or subject any Revolving Credit Lender to any additional obligation, (b) reduce the principal of or rate of interest on any Revolving Credit Advance or the rate at which any fees are payable hereunder, (c) postpone the date fixed for any payment of principal of or interest on any

Revolving Credit Advance or any fees hereunder or for any reduction or termination of any Commitment, (d) change the percentage of the aggregate Commitment Percentages which shall be required for the Revolving Credit Lenders or any of them to take any action under this Section 11.02 or any other provision of this Agreement, or (e) amend this Section 11.02, (f) release all or any substantial portion of the Collateral, except as permitted under any of the Related Documents. Any amendment or waiver made pursuant to the previous sentence shall be binding upon the Revolving Credit Lenders upon delivery of an executed or conformed copy of such waiver to the Revolving Credit Lenders.

     Section 11.03. Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party and the Borrower at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the other parties listed below. Any notice, request, demand or other communication sent by telecopier shall be promptly confirmed with a copy of such notice sent by courier or by first class mail.


                                If to the Agent:  ING (U.S.)
                                Capital LLC
                                55 East 52nd Street, 33rd Floor
                                New York, New York 10055
                                Attention: Chief Credit Officer
                                Telecopier: (212) 750-8935


     With copies of each such notice to be simultaneously given, delivered or served to the following addresses:

                                 ING (U.S.) Capital LLC
                                 Atlanta Office
                                 200 Galleria Parkway, Suite 950
                                 Atlanta, Georgia 30339
                                 Attention: Darren J. Wells
                                 Telecopier: (770) 951-1005

                                 King & Spalding
                                 191 Peachtree Street
                                 Atlanta, Georgia 30303-1763
                                 Attention: Hector E. Llorens
                                 Telecopier: (404) 572-5100

                                           If to a Revolving Credit
                                  Lender:   At the address set
                                  forth on the signature pages hereof or
                                  in the assignment agreement pursuant
                                  to which such Revolving Credit
                                  Lender became a party hereto

           If to the Borrower:    MiniMed Inc.
                                  12744 San Fernando Road
                                  Sylmar, California 91342
                                  Attention: General Counsel
                                  Telecopier: (818) 367-1460


     With a copy of each such notice to be simultaneously given, delivered or served to the following address:

                                  Brobeck, Phleger & Harrison
                                  550 West C Street, Suite 1300
                                  San Diego, California 92101
                                  Attention: Scott Biel, Esq.
                                  Telecopier: (619) 234-3848

Each such notice, request or other communication shall be effective when actually received.

     Section 11.04 Cumulative Rights; No Waiver. The rights, powers and remedies of the Agent and each Revolving Credit Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Borrower and the Agent and each Revolving Credit Lender relating hereto, at law, in equity or otherwise. Neither any delay nor any omission by the Agent or any Revolving Credit Lender to exercise any right, power or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right, power or remedy.

     Section 11.05 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

     Section 11.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.07 Headings. The Article and Section headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof.

     Section 11.08. Termination by Borrower. The Borrower may terminate this Agreement upon not less than 30 days' prior written notice to the Agent at any time; provided, however, that on the date specified by the Borrower for termination (a) there shall not be any Revolving Credit Advances then Outstanding and (b) all amounts then due and payable to the Agent, the Collateral Agent and the Revolving Credit Lenders under this Agreement or the Related Documents shall have been paid in full. No termination of this Agreement, for whatever reason, shall affect the obligations and liabilities of the Borrower hereunder which arose prior to such termination or the Agent's or any Revolving Credit Lender's rights, powers and remedies with respect thereto.

     Section 11.09. Several Obligations; Remedies Independent. The failure of any Revolving Credit Lender to make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Revolving Credit Lender of its obligation to make its Revolving Credit Advance on such date, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make an Revolving Credit Advance. The amounts payable by the Borrower at any time hereunder and under a Revolving Credit Note to each Revolving Credit Lender shall be a separate and independent debt and each Revolving Credit Lender shall be entitled to protect and enforce its rights arising out of this Agreement and its Revolving Credit Note, and it shall not be necessary for any other Revolving Credit Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

     SECTION 11.10. GOVERNING LAW AND CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL, SERVICE OF PROCESS.

     (a)THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK. THE BORROWER, THE REVOLVING CREDIT LENDERS AND THE AGENT AGREE THAT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAWS OF THE STATE OF NEW YORK, THIS AGREEMENT, AND THE RIGHTS AND DUTIES OF THE BORROWER, THE REVOLVING CREDIT LENDERS AND THE AGENT HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, IN RESPECT OF ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THE BORROWER HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTIES, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN

CONNECTION WITH THIS AGREEMENT, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING, IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURT. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE THE REVOLVING CREDIT LENDERS OR THE AGENT FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE BORROWER , THE REVOLVING CREDIT LENDERS AND THE AGENT EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATED TO THIS AGREEMENT. THE BORROWER, THE REVOLVING CREDIT LENDERS AND THE AGENT ACKNOWLEDGE THAT THE PROVISIONS OF THIS
SECTION 11.10 HAVE BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

     (b) The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Borrower, or upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Borrower, at its address set forth in Section 11.03, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Borrower. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth in Section 11.03, such service to become effective upon the earlier of (i) the date ten
(10) calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Revolving Credit Lenders thereof (and shall furnish to the Agent and the Revolving Credit Lenders the consent of any successor agent so to act). Nothing in this Section 11.10 shall affect the right of the Agent or the Revolving Credit Lenders to bring proceedings against the Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

     Section 11.11. Tax Forms. On or before the date hereof or, if later, the date on which it acquires the rights and obligations of a Revolving Credit Lender pursuant to this Agreement, each Revolving Credit Lender which is not a United States person (within the meaning of Section 7701 of the Internal Revenue Code of 1986) will deliver to each of the Borrower and the Agent a fully completed and duly executed copy of United States Internal Revenue Service Form 4224 or Form 1001 confirming that such Revolving Credit Lender is entitled under
Section 1442 of the Internal Revenue Code or any other applicable provision thereof or under any applicable tax treaty or convention to receive payments under this Agreement without deduction or withholding of United States federal income tax. So long as the Commitments are outstanding and until the Obligations have been paid and performed in full, each such Revolving Credit Lender shall also deliver a further copy of such Form 4224 or Form 1001 or any successor forms thereto to the Borrower and the Agent upon expiration of the form previously delivered by such Revolving Credit Lender hereunder, unless any change in law or regulation of the United States or any taxing authority thereof has occurred prior to the date on which such delivery would otherwise be required which renders such form inapplicable or which would prevent such Revolving Credit Lender from completing and delivering such form. Notwithstanding anything to the contrary in this Agreement, the Borrower shall not be required to gross-up any payment for withholding taxes imposed on any Revolving Credit Lender which has failed to comply with its obligations under this Section 11.11 if such compliance would have avoided such withholding taxes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.


                                MINIMED INC., a Delaware corporation,
                                as Borrower


                                By:      /s/  TERRANCE H. GREGG
                                         --------------------------------------
                                Name:    Terrance H. Gregg
                                Title:   President



                                ING (U.S.) CAPITAL LLC,
                                as Agent


                                By:      /s/  DARREN J. WELLS
                                         --------------------------------------
                                         Darren J. Wells
                                         Managing Director




                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

COMMITMENTS AND
COMMITMENT PERCENTAGES                      REVOLVING CREDIT LENDERS


Commitment: $2,339,062.00                   ING (U.S.) CAPITAL LLC

Commitment Percentage: 15.59%
                                             By:  /s/  MIKE GARVIN
                                                  -----------------------------
                                                  Name: Mike Garvin
                                                  Title: Director


                  Address: 55 East 52nd Street, 33rd Floor New York, New York 10055
                                       Attention: Chief Credit Officer
                                       Telecopier: (212) 750-8935

                  With a copy to:      ING (U.S.) Capital LLC
                                       Atlanta Office
                                       200 Galleria Parkway, Suite 950
                                       Atlanta, Georgia 30339
                                       Attention: Darren J. Wells
                                       Telecopier: (770) 951-1005

                  and                  King & Spalding
                                       191 Peachtree Street
                                       Atlanta, Georgia 30303-1763
                                       Attention: Hector E. Llorens
                                       Telecopier: (404) 572-5100




                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

COMMITMENTS AND
COMMITMENT PERCENTAGES                      REVOLVING CREDIT LENDERS


Commitment: $937,500.00                     CIBC INC.

Commitment Percentage: 6.25%
                                            By: /s/ JUDITH KIRSHNER
                                                ------------------------------
                                                Name:  Judith Kirshner
                                                Title:  Executive Director


                                  Address: 425 Lexington Avenue
                                           New York, New York 10017
                                           Attention: Jewel Smith, Associate
                                           Telecopier: (212) 856-6565


                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

COMMITMENTS AND
COMMITMENT PERCENTAGES                      REVOLVING CREDIT LENDERS


Commitment: $2,460,938.00                   THE BANK OF NOVA SCOTIA

Commitment Percentage: 16.41%
                                            By: /s/ R. P. REYNOLDS
                                                -------------------------------
                                                Name: R. P. Reynolds
                                                Title: Relationship Manager


                   Address:     580 California Street, Suite 2100
                                San Francisco, California 94104
                                Attention: Robert P. Reynolds,
                                Relationship Manager
                                Telecopier: (415) 397-0791


                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

COMMITMENTS AND
COMMITMENT PERCENTAGES                      REVOLVING CREDIT LENDERS


Commitment: $1,640,625.00                   MERRILL LYNCH BUSINESS FINANCIAL
                                                         SERVICES INC.

Commitment Percentage: 10.94%
                                            By: /s/ TED G. KOPCZYNSKI
                                                -------------------------------
                                                Name:  Ted G. Kopczynski
                                                Title:  Vice President


                                            Address: 222 North LaSalle Street
                                                     17th Floor
                                                     Chicago, Illinois 60601
                                                     Attention: Jeremy Dhein,
                                                     Asst. Vice President
                                                     Telecopier: (312)269-5457


                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

COMMITMENTS AND
COMMITMENT PERCENTAGES             REVOLVING CREDIT LENDERS


Commitment: $2,460,937.00          COOPERATIEVE CENTRALE RAIFFEISEN-
                                   BOERENLEENBANK B.A., "RABOBANK
                                   NEDERLAND", NEW YORK BRANCH

Commitment Percentage: 16.41%
                                   By: /s/ CAROLINE M. HASTINGS
                                       --------------------------------
                                       Name:  Caroline M. Hastings
                                       Title:  Vice President


                                   By: /s/ W. PIETER C. KODDE
                                       --------------------------------
                                       Name: W. Pieter C. Kodde
                                       Title: Vice President


                                    Address: 4 Embarcadero Center, Suite 3200
                                             San Francisco, California 94111
                                             Attention: Richard Cerf,
                                             Vice President
                                             Telecopier: (415)986-8349

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

COMMITMENTS AND
COMMITMENT PERCENTAGES            REVOLVING CREDIT LENDERS


Commitment: $1,640,625.00         SANWA BANK CALIFORNIA


Commitment Percentage: 10.94%
                                  By:  /s/  TED A. DUNN
                                       ------------------------------
                                       Name:  Ted A. Dunn
                                       Title:  Vice President


                                  Address: 15165 Ventura Blvd, Suite 445
                                           Sherman Oaks, California 91403
                                           Attention: Ted A. Dunn,
                                           Vice President
                                           Telecopier: (818)905-1002

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

COMMITMENTS AND
COMMITMENT PERCENTAGES              REVOLVING CREDIT LENDERS


Commitment: $1,059,375.00           COMERICA WEST INCORPORATED

Commitment Percentage: 7.06%
                                    By: /s/ EMMANUEL M. SKEVOFILAX
                                        -------------------------------
                                        Name:  Emmanuel M. Skevofilax
                                        Title:  Assistant Vice President


                                    Address: 1920 Main Street, Suite 1150
                                             Irvine, California 92614
                                  Attention: Emmanuel M. Skevofilax,
                                             Asst. Vice President
                                             Telecopier: (949)476-1222


                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

COMMITMENTS AND
COMMITMENT PERCENTAGES            REVOLVING CREDIT LENDERS


Commitment: $2,460,938.00         CITY NATIONAL BANK

Commitment Percentage: 16.41%
                                   By:  /s/  ARMAN K. WALKER
                                        -----------------------------
                                        Name:  Arman K. Walker
                                        Title:  Vice President


                                   Address: 400 North Roxbury Drive, Floor 5
                                            Beverly Hills, California 90210
                                            Attention: Arman Walker,
                                            Vice President
                                            Telecopier: (310)888-6152


                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]